                                 Schedule 14A
                                (Rule 14A-101)
                    Information Required In Proxy Statement
                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement           [_] Confidential, For Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Under Rule 14a-12

                             Duke Energy Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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


                                                              [Duke Energy Logo]

                                                  Proxy
                                              Statement

                                          and notice of
                                    2002 Annual Meeting

(Duke Letterhead)


March 27, 2002

Dear Shareholder:

I am pleased to invite you to our annual meeting to be held on April 25, 2002 in the O. J. Miller Auditorium located in our Charlotte headquarters building. We will discuss our 2001 performance, our goals for 2002, and respond to any questions you may have. Enclosed with this proxy statement are your proxy card, voting instructions and Duke Energy's 2001 annual report.

Within the proxy statement you will see that the Board of Directors has proposed for your approval certain amendments to our Articles of Incorporation. These proposed changes are designed to modernize this important document and bring it in line with those of many of our peer companies. On behalf of the Board of Directors, I urge your support for these important proposals.

As in the past, we are offering you the opportunity to cast your vote by telephone or online via the Internet. Whether you choose to vote by proxy card, telephone or Internet, it would help if you would vote as soon as possible.

I look forward to seeing you at the annual meeting.

Sincerely,




R.B. PRIORY
Chairman of the Board, President
and Chief Executive Officer

(Duke Energy letterhead)

                    Notice of Annual Meeting of Shareholders

                                 April 25, 2002

March 27, 2002

We will hold the annual meeting of shareholders of Duke Energy Corporation on Thursday, April 25, 2002, at 10:00 a.m. in the O. J. Miller Auditorium in the Energy Center located at 526 South Church Street in Charlotte, North Carolina.

The purpose of the annual meeting is to consider and take action on the following:

1. Election of four nominees as Class II directors and one nominee as a Class I director.
2. Ratification of Deloitte & Touche LLP as Duke Energy's independent auditors for 2002.

Amendment to the Articles of Incorporation to:

3A.  Update the corporate purpose clause.
3B.  Authorize serial preferred stock.
3C.  Increase the shareholder vote required to change the By-Laws.
3D.  Decrease the permissible range of size of the Board of Directors.
4. A shareholder proposal relating to investments in alternative energy sources, if properly presented at the annual meeting.
5. A shareholder proposal relating to the role of the Board of Directors in long-term strategic planning, if properly presented at the annual meeting.
6. A shareholder proposal relating to the appointment of independent auditors who only render audit services, if properly presented at the annual meeting.
7. A shareholder proposal relating to a study of the risk and responsibility for public harm due to Duke Energy's nuclear program, if properly presented at the annual meeting.

Shareholders of record as of February 28, 2002 can vote at the annual meeting. This proxy statement, proxy card and voting instructions, along with our 2001 annual report to shareholders, are being distributed on or about March 18, 2002.

Your vote is very important. If voting by mail, please sign, date and return the enclosed proxy card in the enclosed prepaid envelope, and allow sufficient time for the postal service to deliver your proxy before the meeting. If voting by telephone or on the Internet, please follow the instructions on your proxy card.

By order of the Board of Directors


Richard W. Blackburn
Executive Vice President,
General Counsel and Secretary

                                Table of Contents

Commonly Asked Questions and Answers About the Annual Meeting

Proposals to be Voted Upon

     Proposal 1: Election of Directors
     Proposal 2: Ratification of Deloitte & Touche LLP as Duke Energy's
                 Independent Auditors for 2002

     Amendment to the Articles of Incorporation to:

          Proposal 3A: Update the Corporate Purpose Clause
          Proposal 3B: Authorize Serial Preferred Stock
          Proposal 3C: Increase the Shareholder Vote Required to Change the
                       By-Laws
          Proposal 3D: Decrease the Permissible Range of Size of the Board of
                       Directors

     Shareholder Proposals:

          Proposal 4: Investments in Alternative Energy Sources
          Proposal 5: Role of the Board of Directors In Long-Term Strategic
                      Planning
          Proposal 6: Appointment of Independent Auditors Who Only Render Audit
                      Services
          Proposal 7: Study of the Risk and Responsibility For Public Harm Due
                      to Duke Energy's Nuclear Program

The Board of Directors
Beneficial Ownership
Information on the Board of Directors
Report of the Audit Committee
Report of the Compensation Committee
Performance Graph

Compensation

         Summary Compensation Table
         Long-Term Incentive Plan - Awards in 2001
         Option Grants in 2001
         Option Exercises and Year-End Values
         Employment Contracts and Termination of Employment and
         Change-in-Control Arrangements

         Retirement Plan Information

Other Information

         Exhibit A - Extract from the Articles of Incorporation of Duke
                     Energy Corporation showing proposed amendments to
                     Article IV

         Exhibit B - Extract from the Articles of Incorporation of Duke
                     Energy Corporation showing proposed amendment to
                     Article VII

                                 Commonly Asked
                              Questions and Answers
                            About the Annual Meeting

Q:  What am I voting on?

A:   o Election of five directors: the nominees are G. Alex Bernhardt, Sr.,
       William A. Coley, Max Lennon, Leo E. Linbeck, Jr. and James T. Rhodes;

     o Ratification of Deloitte & Touche LLP as Duke Energy's independent auditors for 2002; Amendment to the Articles of Incorporation to:
       o    Update the corporate purpose clause;
       o    Authorize serial preferred stock;
       o    Increase the shareholder vote required to change the By-Laws;
       o Decrease the permissible range of size of the Board of Directors; Shareholder proposals, if properly presented at the annual meeting, relating to:
       o    Investments in alternative energy sources;
       o    The role of the board of directors in long-term strategic planning;
       o The appointment of independent auditors who only render audit services; and
       o A study of the risk and responsibility for public harm due to Duke Energy's nuclear program.

Q:   Who can vote?

A: Common shareholders of Duke Energy as of the close of business on the record date, February 28, 2002, can vote at the annual meeting, either in person or by proxy. Each share of Duke Energy Common Stock has one vote.

Q:   How do I vote?

A: Sign and date each proxy card that you receive and return it in the prepaid envelope or vote by telephone or on the Internet. If we receive your signed proxy card (or properly transmitted telephone or Internet proxy) before the annual meeting, we will vote your shares as you direct. You can specify when submitting your proxy whether your shares should be voted for all, some or none of the nominees for director. You can also specify whether you approve, disapprove or abstain from voting on the other 9 proposals.

     If you use the proxy card and simply sign, date and return it without making any selections, your proxy will be voted in accordance with the recommendations of the Board of Directors:

       o in favor of the election of the nominees for director named in Proposal 1;
       o    in favor of Proposals 2, 3A, 3B, 3C and 3D; and
       o    against Proposals 4, 5, 6 and 7.

Q:   May I change my vote?

A:   You may change your vote by:

       o casting another vote either in person at the meeting or by one of the other methods discussed above; or
       o notifying the Corporate Secretary, in care of the Investor Relations Department, at Post Office Box 1005, Charlotte, NC 28201-1005.

Q:   Can I vote my shares by telephone or on the Internet?

A: If you hold your shares in your own name, you may vote by telephone or on the Internet, by following the instructions included on your proxy card. Your deadline for voting by telephone or on the Internet is 11:59 p.m., April 23, 2002.

     If your shares are held in "street name" (in a brokerage account, for example), you will need to contact your broker or other nominee holder to find out whether you will be able to vote by telephone or on the Internet.

Q:   Will my shares be voted if I do not provide my proxy?

A: No. If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy unless you vote in person at the meeting. Brokerage firms generally have the authority to vote customers' unvoted shares on certain "routine" matters. If your shares are held in the name of a brokerage firm, the brokerage firm can vote your shares for the election of directors and for Proposal 2, 3A and 3D (but not the other proposals) if you do not timely provide your proxy because these matters are considered "routine" under the applicable rules.

Q: As a Duke Energy employee, how do I vote shares held in my account in the Duke Energy Retirement Savings Plan?

A: If you are a participant in the Duke Energy Retirement Savings Plan, you have the right to direct the Plan trustee in the voting of those shares of Duke Energy Common Stock that are held by the Plan and allocated to your Plan account on any issues presented at the annual meeting. Plan participant proxies will be treated confidentially.

     If you elect not to vote by proxy, shares allocated to your Plan account will be voted by the Plan trustee in the same proportion as those shares held by the Plan for which the Plan trustee has received direction from Plan participants.

Q:   What constitutes a quorum?

A: As of the record date, February 28, 2002, 778,199,474 shares of Duke Energy Common Stock were issued and outstanding and entitled to vote at the meeting. In order to conduct the annual meeting, a majority of the shares entitled to vote must be present in person or by proxy. This is referred to as a "quorum." If you submit a properly executed proxy card or vote by telephone or on the Internet, you will be considered part of the quorum. Abstentions and broker "non-votes" will be counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Q:   What vote is needed for these proposals to be adopted?

A: Directors are elected by a plurality of the votes cast at the meeting. "Plurality" means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. A majority of the votes cast at the meeting is required to approve the other proposals, except that 80% of the common stock outstanding on February 28, 2002 is required to approve Proposal 3D. For the election of directors, abstentions and broker "non-votes" will not be counted. For the other proposals, abstentions and broker "non-votes" will not be counted as votes cast.

Q:   Who conducts the proxy solicitation and how much will it cost?

A: Duke Energy is asking for your proxy for the annual meeting and will pay all the costs of asking for shareholder proxies. We have hired Georgeson Shareholder Communications, Inc. to help us send out the proxy materials and ask for proxies. Georgeson's fee for these services is $22,500, plus out-of-pocket expenses. We can ask for proxies through the mail or personally by telephone, telegram, fax or other means. We can use directors, officers and regular employees of Duke Energy to ask for proxies. These people do not receive additional compensation for these services. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of Duke Energy Common Stock.

Q: How does a shareholder nominate someone to be a director of Duke Energy or bring business before the annual meeting?

A: Nominations for director may be made only by the Board of Directors or by a shareholder who has given the proper notice, as provided in the By-Laws, between 90 and 120 days prior to the first anniversary of the previous year's annual meeting. For the 2003 annual meeting, we must receive this notice on or after December 26, 2002, and on or before January 25, 2003.

     Other business may be brought before an annual meeting by a shareholder who has delivered notice (containing certain information specified in the By-Laws) within the time limits described above for delivering notice of a nomination for the election of a director. These requirements apply to any matter that a shareholder wishes to raise at an annual meeting other than through the SEC's shareholder proposal procedures. If you intend to use the SEC procedures and wish to have your proposal included in next year's proxy statement, you must deliver the proposal in writing to our Corporate Secretary by November 27, 2002.

     A copy of the full text of the By-Law advance notice provisions discussed above may be obtained by writing to the Office of the Corporate Secretary, Post Office Box 1006, Charlotte, North Carolina 28201-1006.

Proposals to be Voted Upon

PROPOSAL 1:
Election of Directors

The Board of Directors recommends a vote FOR each nominee.

The Board of Directors of Duke Energy consists of 12 members, divided into three classes. The three-year terms of the classes are staggered so that the term of one class expires at each annual meeting. The terms of the four Class II directors will expire at the 2002 annual meeting. In addition, James T. Rhodes, who was appointed as a Class I director by the Board of Directors on October 30, 2001, will stand for election at the 2002 annual meeting. If elected, his term will expire at the 2004 annual meeting.

The Board of Directors has nominated the following Class II directors for election: G. Alex Bernhardt, Sr., William A. Coley, Max Lennon and Leo E. Linbeck, Jr. and has nominated James T. Rhodes for election as a Class I director.

If any director is unable to stand for election, the Board of Directors may reduce the number of directors, or designate a substitute. In that case, shares represented by proxies may be voted for a substitute director. We do not expect that any nominee will be unavailable or unable to serve.

As part of our agreement to acquire Westcoast Energy Inc., the Board of Directors agreed to appoint Michael E.J. Phelps, Westcoast's Chief Executive Officer, as a director of Duke Energy following consummation of the transaction. Since such consummation did not occur in sufficient time to permit the Board of Directors to nominate Mr. Phelps and have him included in this proxy statement as a nominee for election to the Board of Directors, he will be appointed as a director in Class I at the next regular meeting of the Board of Directors following the consummation of the Westcoast acquisition. The Board of Directors intends to nominate Mr. Phelps for election to the Board of Directors at the 2003 annual meeting.

PROPOSAL 2:
Ratification of Deloitte & Touche LLP as Duke Energy's Independent Auditors for 2002

The Board of Directors recommends a vote FOR this proposal.

The Board of Directors, upon recommendation of the Audit Committee, has reappointed, subject to shareholder ratification, the firm of Deloitte & Touche LLP, certified public accountants, as independent auditors to examine Duke Energy's accounts for the year 2002. If the shareholders do not ratify this appointment, the Board of Directors will consider other certified public accountants upon recommendation of the Audit Committee.

A representative of Deloitte & Touche LLP will, as in prior years, attend the annual meeting and will have the opportunity to make a statement and be available to respond to appropriate questions.

PROPOSALS 3A through 3D:
Amendments to the Articles of Incorporation

While our Articles of Incorporation have been amended many times over the years as the need arose, until recently no attempt has been made to determine whether this document as a whole reflects modern corporate practices. As a result of a recent analysis, the Board of Directors has determined that a number of provisions contained in the Articles of Incorporation are either outmoded or no longer necessary and recommends that the shareholders approve the adoption of proposed amendments to those provisions as discussed below.

PROPOSAL 3A:
Updating of the Corporate Purpose Clause

The Board of Directors recommends a vote FOR this proposal.

State law allows a corporation to state in its Articles of Incorporation the purpose or purposes for which it is organized. The corporate purpose clause currently set forth in Article III of our Articles of Incorporation was adopted in 1917 and, consistent with the practice at that time, is very specific. While augmented in later years and now of considerable length, it does not reflect Duke Energy's current operations. The Board of Directors believes it would be advisable to replace this outdated provision with a modern Article which states that Duke Energy may engage in any lawful act or activity for which corporations may be organized under the business corporation statute of North Carolina, as amended from time to time. The proposed amendment is not intended to change or otherwise affect Duke Energy's current business strategy. Rather, it is standard language frequently used by North Carolina corporations and is a desirable part of the set of proposals designed to modernize Duke Energy's Articles of Incorporation.

PROPOSAL 3B:
Authorization of Serial Preferred Stock

The Board of Directors recommends a vote FOR this proposal.

Under Article IV of the Articles of Incorporation, Duke Energy is currently authorized to issue 2,000,000,000 shares of Common Stock, without par value, 12,500,000 shares of Preferred Stock, $100 par value per share, 10,000,000 shares of Preferred Stock A, $25 par value per share, and 1,500,000 shares of Preference Stock, $100 par value per share. As of February 28, 2002, there were outstanding 778,199,474 shares of Common Stock, five series of Preferred Stock without sinking fund requirements having an aggregate par value of $178,000,000, two series of Preferred Stock with sinking fund requirements having an aggregate par value of $38,000,000 and one series of Preferred Stock A without sinking fund requirements having a par value of $31,000,000. There were no shares of Preference Stock outstanding as of that date.

Reasons for the Proposed Amendment

The basic structure of Article IV relating to the issuance of the Preferred Stock and the Preferred Stock A (Preferred Stocks) by series was adopted during the 1950's based upon statutory authorization enacted many years earlier, and has a number of features prevalent at that time that are no longer desirable. These include a two-thirds class vote of the Preferred Stocks for issuances exceeding 250,000 shares in the case of Preferred Stock or 1,000,000 shares in the case of Preferred Stock A unless certain earnings and assets tests are met, and for the approval of certain mergers and consolidations involving Duke Energy regardless of size and whether or not Duke Energy is the surviving corporation.
Article IV also does not permit the Board of Directors to issue series of the Preferred Stocks having general voting power.

The Board of Directors believes that it would be advisable to amend Article IV to authorize a new class of Preferred Stock, to be known as "Serial Preferred Stock", consisting of 20,000,000 shares issuable in series, which would provide the flexibility needed to meet current requirements of the securities market or the exigencies of negotiations for the acquisition of other corporations or properties. The proposed Serial Preferred Stock would not be set aside for any specific purpose, but would be subject to issuance in the discretion of the Board of Directors from time to time for any proper corporate purpose without further action by the shareholders. The terms of any new series will be dependent largely on conditions existing at the time of issuance and therefore cannot be indicated at the present time.

The Board of Directors has no immediate intention to enter into any negotiations, agreements or understandings with respect to the proposed Serial Preferred Stock, but considers it advisable and in the best interests of Duke Energy to have such shares authorized and available for issuance to meet future requirements if and when the need arises. Requiring the shareholders to meet and approve each separate issuance of a series would be time-consuming and costly, particularly in those instances where the number of shares to be issued may be small in relation to the total capital of Duke Energy. Moreover, if shareholder approval of such securities were postponed until a specific need arose, the delay could, in some instances, deprive Duke Energy of opportunities otherwise available.

If the shareholders approve the proposed amendment to Article IV, Duke Energy will no longer issue any shares of Preferred Stock or Preferred Stock A and anticipates that over time it will redeem or otherwise retire the outstanding series of those classes of stock when it is deemed cost-efficient to do so and otherwise advantageous under the circumstances. One of the outstanding series of Preferred Stock with sinking fund requirements must be redeemed by Duke Energy in December of this year, and the other outstanding series is mandatorily redeemable in installments commencing in June 2003. By that time, all outstanding series of Preferred Stock without sinking fund requirements will be subject to redemption at the option of Duke Energy. The outstanding series of Preferred Stock A without sinking fund requirements will be subject to redemption at the option of Duke Energy commencing in December 2003.

The proposal of the Board of Directors contemplates that when all series of Preferred Stock and Preferred Stock A are redeemed or otherwise retired, the Articles of Incorporation will be amended, without further shareholder authorization, to delete all references to the Preferred

Stock and the Preferred Stock A in Article IV of the Articles of Incorporation. At such time, the Serial Preferred Stock, if and when issued, will become the senior equity securities of Duke Energy.

Proposed Serial Preferred Stock

The Serial Preferred Stock will rank junior to the Preferred Stock and the Preferred Stock A and senior to the Preference Stock and the Common Stock with respect to dividends and distribution of assets upon liquidation, dissolution or winding up of Duke Energy.

The Board of Directors will be authorized to determine at the time of creating each series the designations, preferences, limitations and relative rights of the series permitted to be fixed by the Board of Directors pursuant to proposed
Article IV, including, but not limited to, the distinctive designation of and the number of shares in the series, the terms of any dividend payable thereon, the terms, if any, on which shares of the series may be redeemed, the terms of any applicable sinking fund, any conversion or voting rights of the series and the amount payable upon liquidation, dissolution or winding up of Duke Energy. All shares of Serial Preferred Stock of the same series will be identical in all respects and, except for the permitted variances and differences between series expressly provided for in the resolutions creating the series as contemplated by the proposed Article IV, all shares of Serial Preferred Stock of all series will be identical in all respects.

Subject to the prior rights of the Preferred Stocks, each series of Serial Preferred Stock with dividend rights will be entitled to receive, if declared by the Board of Directors, and before any dividends are paid on the Preference Stock or the Common Stock, dividends upon such terms as may be fixed by the Board of Directors for such series.

Duke Energy will be permitted to redeem, pursuant to the provisions of any applicable sinking fund or otherwise, any series of Serial Preferred Stock, or any part thereof, upon such terms as the Board of Directors may fix at the time it creates such series.

If so provided by the Board of Directors at the time of creation of the series, the shares of a series of Serial Preferred Stock may be convertible or exchangeable into shares of Common Stock or other securities of Duke Energy or of any other corporation or other entity, upon terms fixed at the time of creation of the series.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of Duke Energy, the holders of each series of Serial Preferred Stock will be entitled to receive, subject to the prior payment in full of the amounts payable in such event to the holders of the Preferred Stocks and before any distribution is made to the holders of the Preference Stock or the Common Stock, the distributive amount fixed by the Board of Directors at the time of creating such series.

The holders of the Serial Preferred Stock will have such voting rights as a series or otherwise with respect to the election of directors or otherwise as may be fixed by the Board of Directors at the time of the creation of the series, in addition to any voting rights provided by law.

If so provided by the Board of Directors at the time of creation of the series, the shares of a series of Serial Preferred Stock may be subject to restrictions and conditions upon the issuance of any additional Serial Preferred Stock ranking on a parity with or prior to such shares as to dividends or upon dissolution.

The holders of the Serial Preferred Stock will have no preemptive rights. The Serial Preferred Stock, when issued, will be fully paid and nonassessable.

The full text of the proposed Article IV of the Articles of Incorporation, which includes the provisions for the proposed Serial Preferred Stock, is set forth in Exhibit A to this proxy statement. The foregoing description of the proposed Serial Preferred Stock is qualified in its entirety by reference to such provisions.

Anti-Takeover Aspects

The Board of Directors has undertaken not to issue the Serial Preferred Stock for the principal purpose of acting as an anti-takeover device and to seek shareholder approval prior to authorizing the issuance of any Serial Preferred Stock for that purpose.

Serial Preferred Stock can be, and has been, used by corporations specifically for anti-takeover purposes. For example, shares of Serial Preferred Stock can be privately placed with purchasers who support a board of directors in opposing a tender offer or other hostile takeover bid, or can be issued to dilute the stock ownership and voting power of a third party seeking a merger or other extraordinary corporate transaction. Under these and similar circumstances, the Serial Preferred Stock can serve to perpetuate incumbent management and can adversely affect shareholders who may want to participate in the tender offer or other transaction.

The Board of Directors is sensitive to these issues, particularly because Duke Energy's Articles of Incorporation and By-Laws already contain provisions that may have an anti-takeover effect. These provisions require, among other things,
(i) a classified Board of Directors, (ii) a vote of at least 80% of Duke Energy's voting power to amend certain provisions of its Articles of Incorporation, and (iii) advance notice procedures with respect to shareholder proposals and nominations of directors. Duke Energy also has a shareholder rights plan, the effect of which may be to discourage attempts to gain control of Duke Energy without the approval of the Board of Directors. The shareholder rights plan would not be affected by the proposed authorization of shares of Serial Preferred Stock.

The proposal to amend Article IV is not part of a plan to adopt a series of anti-takeover measures, and Duke Energy has no present intent to propose other anti-takeover measures in future proxy solicitations. To emphasize this point, the Board of Directors has adopted resolutions that state that the Serial Preferred Stock authorized by the proposed amendment of Article IV:

     a) not be used for the principal purpose of acting as an anti-takeover device without shareholder approval; and

     b) not be given supermajority voting rights except possibly with respect to proposed amendments to the Articles of Incorporation altering materially existing provisions of the Serial Preferred Stock or creating, or increasing the authorized amount of, any class of stock ranking, as to dividend or assets, prior to the Serial Preferred Stock.

                                   ----------

Unless required by North Carolina law, no further authorization for the issuance of the Serial Preferred Stock would be necessary, but any such issuance would be subject to the approval of the North Carolina Utilities Commission and The Public Service Commission of South Carolina.

Financial Statements

A copy of the annual report to shareholders was mailed on or about March 27, 2002 to each shareholder of record on February 28, 2002. Reference is made to the consolidated financial statements of Duke Energy, selected quarterly data and management's discussion and analysis of results of operations and financial condition, all appearing in such report, which are incorporated herein by this reference. The consolidated financial statements of Duke Energy incorporated herein have been examined by Deloitte & Touche LLP, independent auditors, to the extent and for the periods indicated in their report thereon.

PROPOSAL 3C:
Requiring a Majority Vote of Holders of Outstanding Shares to Adopt, Amend or Repeal the By-Laws

The Board of Directors recommends a vote FOR this proposal.

North Carolina law currently permits the shareholders to adopt, amend or repeal the by-laws of a corporation at a meeting of the shareholders at which a majority of the shares entitled to vote on the matter is present in person or by proxy if the votes cast at the meeting favoring the action exceed the votes cast at the meeting opposing the action. This could allow a minority (and in certain circumstances a small minority) of the shareholders, without any involvement by the board of directors of the corporation in the process, to effect significant changes in a corporation's by-laws.

The Board of Directors believes that the By-Laws of Duke Energy which, together with its Articles of Incorporation, constitute its fundamental governing documents, should be changed by the shareholders only when holders of a majority of the outstanding shares entitled to vote on the matter favor such change. Accordingly, the Board of Directors proposes to add a new Article VII to the Articles of Incorporation which would, as permitted by North Carolina law, require the affirmative vote of the holders of at least a majority of the combined voting power of the then outstanding shares of stock of all classes entitled to vote generally in the election of directors, voting together as a single class, for the shareholders to adopt, amend or repeal any provisions in the By-Laws. This voting requirement would also apply to any amendment or repeal of new

Article VII of the Articles of Incorporation or the adoption of any provision inconsistent with the new Article.

The full text of the proposed Article VII of the Articles of Incorporation, which would replace current Article VII which is no longer required to be included as part of the Articles of Incorporation, is set forth in Exhibit B to this proxy statement.

PROPOSAL 3D:
Decrease the Permissible Range of Size of the Board of Directors

The Board of Directors recommends a vote FOR this proposal.

The By-Laws of Duke Energy have provided since 1986 that the number of directors constituting the Board of Directors will be not less than twelve nor more than twenty-four as fixed from time to time within those limits by the Board of Directors. In that year the number of directors was fixed at twenty. This By-Law provision was carried forward into the Articles of Incorporation of Duke Energy in 1991 when certain amendments were made to that document. At that time the number of directors was fixed at nineteen.

Consistent with modern governance principles, the Board of Directors has tended in recent years to favor a smaller board as being more effective and has fixed the number of directors at twelve, commencing with the date of the 2002 annual meeting. The Board of Directors believes that the number of directors constituting the Board of Directors should be not less than nine nor more than eighteen, with the actual number of directors within that range continuing to be fixed by the Board of Directors and deems advisable a proposed amendment to clause (a) of Article VIII of the Articles of Incorporation effecting this change. The Board of Directors has made a corresponding change in the By-Laws, subject to shareholder approval of the proposed amendment, to take effect on the date of such approval.

                              SHAREHOLDER PROPOSALS

The following four proposals have been submitted by shareholders for inclusion in this proxy statement. Upon oral or written request, we will promptly furnish the names and addresses of the shareholders submitting the proposals, as well as the number of shares they held at the time the proposals were submitted.

PROPOSAL 4:
Investments in Alternative Energy Sources

The Board of Directors recommends a vote AGAINST this shareholder proposal.

Invest in Clean Energy (I.C.E.) Proposal

Be it resolved that Duke Energy shall invest sufficient resources to build new electrical generation from solar and wind power sources to replace approximately one percent (1%) of system capacity yearly for the next twenty years with the goal of having the company producing twenty percent (20%) of generation capacity from clean renewable sources in 20 years.

Supporting Statement

Utility deregulation demands the company present a good public image, and the public is demanding progress towards clean energy.

Efforts must be made to slow down changes in global climate so that we can continue to survive on planet earth.

The proposal allows flexibility in schedule for the Board of Directors to implement this proposal. The 20% figure is just a reasonable and conservative goal to aim for.

A one percent yearly addition to generation capacity allows for small pilot plants to be built and tried as the program advances.

The company should look to building facilities that are made to last a long time.

Solar power towers, wind farms, solar photovoltaic arrays and parabolic solar thermal collectors already exist in other places in this range of power production, proving that Duke could realistically build such facilities in the Carolinas and elsewhere.

Opposing Statement of the Board of Directors

A proposal identical to this proposal was submitted at last year's annual meeting by one of the two shareholders making this proposal and was opposed by over 95% of the shareholders voting at the meeting. The Board of Directors believes that this proposal is contrary to the best interests of Duke Energy and the shareholders.

Duke Energy considers the development of clean, renewable energy sources to be a matter of importance. It also supports research in the development and commercial deployment of such technologies and closely monitors technological developments in this sector. Duke Energy has developed several different commercial projects utilizing these kinds of technologies and participates in commercial developments that are consistent with its business strategy and capital investment requirements. As with other generation technologies deployed by Duke Energy, renewable energy generation technologies must be economically attractive in addition to their having technological feasibility.

The proponents would have shareholders require Duke Energy to pursue certain renewable energy sources without reference to any economic, scientific or technical data on which to evaluate such actions. If adopted, the proposal would require Duke Energy to replace its electric generating system capacity with solar and wind power sources by approximately 1% per year, regardless of whether 1% replacements are practical and regardless of cost, and to commit to that timetable for the next 20 years.

The proposal generally requires Duke Energy to replace portions of its electric generation system in artificial, predetermined percentage amounts according to an artificial, predetermined timetable. Changes in the composition of electric generation systems, however, do not occur in successive increments of approximately 1% and are not implemented on the basis of the sort of timetable that the proposal specifies. Moreover, the proposal could require Duke Energy to dismantle system capacity that might be highly productive in order to replace it with solar and wind power technologies, replacements that would involve very substantial costs with respect to construction and maintenance. Based on data provided by the World Energy Assessment conducted by the United Nations Development Programme, the technologies included in the proposal presently are 3 times to 40 times as expensive as current conventional generation technologies.

The timing and advisability of entering into any new business, such as renewables, including research and marketing decisions relating to it, require the judgment of experienced management. Duke Energy has experience in renewable energy. It has participated in past research and development and commercial ventures involving renewable energy, including biomass and solar energy. However, the long-term commitment and scale of investment required by the proposal would not, in the Board's opinion, be in the best interests of shareholders or customers.

The Board of Directors opposes this proposal because it requires Duke Energy to adopt a highly restrictive and costly plan with respect to Duke Energy's future electric operations. Duke Energy remains committed through research, technology and innovation to meet consumers' demands for new products and services. Duke Power, a Duke Energy company, is participating in a collaborative effort to develop a voluntary green power program for North Carolina electric consumers.

The Board of Directors believes, however, that the requirement in the proposal that Duke Energy should actively pursue a business activity such as renewable energy sources, irrespective of consumers' demands, technical data and economic factors, is unwarranted and not in the best interests of shareholders.

The Board of Directors recommends a vote AGAINST this proposal for the reasons set forth above.

PROPOSAL 5:
Role of the Board of Directors in Long-Term Strategic Planning

The Board of Directors recommends a vote AGAINST this shareholder proposal.

Resolved, that the shareowners of Duke Energy Corporation ("Company") hereby urge that the Board of Directors prepare a description of the Board's role in the development and monitoring of the Company's long-term strategic plan. Specifically, the disclosure should include the following: (1) A description of the Company's corporate strategy development process, including timelines; (2) an outline of the specific tasks performed by the Board in the strategy development and the compliance monitoring processes, and (3) a description of the mechanisms in place to ensure director access to pertinent information for informed director participation in the strategy development and monitoring processes. This disclosure of the Board's role in the strategy development process should be disseminated to shareowners through appropriate means, whether it be posted on the Company's website or sent via a written communication to shareowners.

Statement of Support

The development of a well-conceived corporate strategy is critical to the long-term success of a corporation. While senior management of our Company is primarily responsible for development of the Company's strategic plans, in today's fast-changing environment it is more important than ever that the Board engage actively and continuously in strategic planning and the ongoing assessment of business opportunities and risks. It is vitally important that the individual members of the Board, and the Board as an entity, participate directly and meaningfully in the development and continued assessment of our Company's strategic plan.

A recent report by PricewaterhouseCoopers entitled "Corporate Governance and the Board - What Works Best" examined the issue of director involvement in corporate strategy development. The Corporate Governance Report found that chief executives consistently rank strategy as one of their top issues, while a poll of directors showed that board contributions to the strategic planning process are lacking. It states: "Indeed, it is the area most needing improvement. Effective boards play a critical role in the development process, by both ensuring a sound strategic planning process and scrutinizing the plan itself with the rigor required to determine whether it deserves endorsement."

The Company's proxy statement, and corporate proxy statements generally, provides biographical and professional background information on each director, indicates his or her compensation, term of office, and board committee responsibilities. While this information is helpful in assessing the general capabilities of individual directors, it provides shareholders no insight into how the directors, individually and as a team, participate in the critically important task of developing the Company's operating strategy. And while there is no one best process for board involvement in the strategy development and monitoring processes, shareholder disclosure on the Board's role in strategy development would provide shareholders information with which to better assess the performance of the board in formulating corporate strategy. Further, it would help to promote "best practices" in the area of meaningful board of director involvement in strategy development.

We urge your support for this important corporate governance reform.

Opposing Statement of the Board of Directors

The Board of Directors believes that this proposal is contrary to the best interests of Duke Energy and the shareholders.

The Board of Directors annually reviews management's long-term strategic plan and reviews strategic updates. It also reviews management's specific goals at the beginning of the year and actual performance periodically. These duties are consistent with Duke Energy's board governance principles, and the Board of Directors fully recognizes the importance of these obligations. The Corporate Performance Review Committee of the Board of Directors is responsible for assessing the implementation of strategy by business unit or function.

The Board of Directors believes that no useful purpose would be served by providing the shareholders with a detailed description of the role of the Board of Directors in the development and monitoring of Duke Energy's long-term strategic plan, as requested by the proposal.

A detailed description of the role of the Board of Directors in the strategy development process would soon become obsolete in many respects. The opportunities that appear to be available for a given future time period when a strategic plan is designed are often very different from the opportunities that actually materialize. Further, variances from a strategic plan typically develop as performances are realized. For these reasons, the Board of Directors evaluates Duke Energy's strategic plan and management's actual performance in achieving Duke Energy's goals by using a dynamic process that analyzes numerous factors and peer comparisons. Of necessity, this process changes over time.

The detailed description of Duke Energy's corporate strategy development process, including timelines, as envisioned by the proposal, could compromise sensitive corporate information. It thus could put Duke Energy at a competitive disadvantage without in any way aiding the oversight function of the Board of Directors.

Approval of the proposal would not in itself result in disclosure of the role of the Board of Directors in the development and monitoring of Duke Energy's long-term strategic plan. Approval by the shareholders would only serve to urge the Board of Directors to provide the requested information. Disclosure would actually occur only after the Board of Directors exercises its collective business judgment in determining that making the disclosure would be in the best interests of Duke Energy and the shareholders.

The Board of Directors recommends a vote AGAINST this proposal for the reasons set forth above.

PROPOSAL 6:
Appointment of Independent Auditors Who Only Render Audit Services

The Board of Directors recommends a vote AGAINST this shareholder proposal.

RESOLVED: That the shareholders of Duke Energy request that the Board of Directors adopt a policy that in the future the firm that is appointed to be the Company's independent accountants will only provide audit services to the Company and not provide any other services.

Supporting Statement

The Securities and Exchange Commission passed new proxy statement rules that took effect February 5, 2001, which require companies to disclose how much they pay their accounting firms for audit services and non-audit services.

The results have been startling. According to a Wall Street Journal article of April 10, 2001: "The nation's biggest companies last year paid far more money than previously estimated to their independent accounting firms for services other than auditing, newly disclosed figures show, renewing questions about whether such fees create conflicts of interest for auditing firmsAt issue: How objective can an accounting firm be in an audit when it is also making millions of dollars providing the client with other services."

That Wall Street Journal article reported that of the 307 S&P 500 companies it had surveyed, the average fees for non-audit services were nearly three times as big as the audit fees. The Company's 2001 proxy statement revealed that it had paid its independent auditor $3.3 million for its audit work and $11.7 million for other work.

When the SEC was seeking comments on its accountant disclosure rules, substantial institutional investors urged that auditors should not accept non-audit fees from companies. The California Public Employees' Retirement System's General Counsel, Kayla J. Gillan, wrote: "The SEC should consider simplifying its Proposal and drawing a bright-line test: no non-audit services to an audit client." TIAA-CREF's Chairman/CEO John H. Biggs wrote:
"...independent public audit firms should not be the auditors of any company for which they simultaneously provide other services. It's that simple."

It is respectfully submitted that it would be in the best interests of the Company's shareholders if the Board of Directors adopts a policy that in the future any firm appointed to be the Company's independent accountants shall only provide audit services to the Company and not provide any other services.

Opposing Statement of the Board of Directors

The Board of Directors believes that adoption of this proposal would not be in the best interests of Duke Energy or its shareholders.

Duke Energy is closely monitoring developments and public concerns in the area of auditor independence and will readily comply with evolving legal and regulatory requirements. As Deloitte & Touche LLP has announced its intention to split its management consulting business from its audit services business, the Board of Directors believes that this proposal is unnecessary.

As noted in the discussion under "Fees Paid to Independent Auditors" under "Other Information" below in this proxy statement, Duke Energy has retained Deloitte & Touche LLP to advise it on a number of matters in addition to its core auditing functions. As set forth in that section, Duke Energy engaged Deloitte & Touche LLP to perform various "nonaudit" services in

2001 for which that firm billed approximately $27.6 million. This amount included $21.9 million for tax services and $5.7 million primarily for advice related to acquisitions and divestitures and for the issuance of consents and comfort letters in connection with SEC filings and financing transactions. These nonaudit services are compatible with maintaining auditor independence. Indeed, the SEC stated in its release promulgating the auditor independence rules that "[a]ccountants will continue to be able to provide a wide variety of non-audit services to their audit clients."

Decisions to engage a particular accounting firm are made by Duke Energy only when two conditions are met. The first is a determination that the accounting firm's particular expertise, coupled with its knowledge of Duke Energy and management and financial systems, provides substantial assurance of high-quality and timely results with tangible cost savings. The second is a determination that the engagement is consistent with the maintenance of auditor independence as required by the auditor independence rules of the SEC. These determinations are reviewed regularly with the Audit Committee, as noted in the Report of the Audit Committee.

Discretion in determining the best allocation of tasks among accounting (and other) firms is an essential component of the ability of the Board of Directors and the Audit Committee to discharge their responsibilities to Duke Energy and its shareholders. The Board of Directors believes that the retention of this discretion is entirely consistent with Duke Energy's ability to monitor and ensure the independence of its auditors. In the area of tax services, Duke Energy uses a number of different firms and does not rely on any firm exclusively.

The Executive Vice President and Chief Financial Officer, the Corporate Controller and the Audit Committee monitor and evaluate the performance of Deloitte & Touche LLP in both its auditing services and its nonaudit services, the magnitude of the fees paid for such services and the compatibility of the nonaudit services with the maintenance of the firm's independence. Moreover, Duke Energy has adopted restrictions beyond the requirements of the auditor independence rules of the SEC. Duke Energy's policy prohibits its external auditor from providing management consulting services, internal auditing services or financial information systems design and implementation services. Duke Energy will adopt further prohibitions on various non-audit services as warranted by the circumstances.

In addition to these internal procedures, Duke Energy annually seeks shareholder ratification of its selection of independent auditors. Duke Energy also provides to its shareholders information relating to fees paid to its auditors as well as disclosure of the Audit Committee's consideration of whether the provision of nonaudit services is compatible with maintaining their independence, all as required by the rules of the SEC.

Given the recent announcement of Deloitte & Touche LLP about its consulting business, the protective measures already in place and the disclosures required when independent auditors are selected for nonaudit work, the Board of Directors believes there is little chance for abuse and no benefit to Duke Energy or its shareholders from an arbitrary limitation on the power of management and the Board of Directors to exercise business judgment in the selection of auditors.

The Board of Directors recommends a vote AGAINST this proposal for the reasons set forth above.

PROPOSAL 7:
Study of the Risk and Responsibility for Public Harm Due to Duke Energy's Nuclear Program

The Board of Directors recommends a vote AGAINST this shareholder proposal.

Nuclear Risk and Responsibility

The shareholders request the Board of Directors to conduct an open comprehensive study, utilizing independent public resources, oversight, and participation (but excluding proprietary and confidential information), defining Duke Energy's risk of, and potential responsibility for, causing public harm due to the company's continued participation in nuclear energy programs, and to prepare, at reasonable expense, a report for the next annual shareholders' meeting in 2003.

Supporting Statement

Duke Energy's Environmental, Health & Safety Policy states:

     Duke Energy highly values the health and safety of our employees, customers and communities.
     Duke Energy will engage in partnerships that enhance public environmental, health & safety awareness and address common environmental, health & safety issues.
     Duke Energy will foster open dialogue and informed decision making through meaningful and regular communication of environmental, health and safety information with management, employees and the public.

Additional Supporting Statement

The last Nuclear Regulatory Commission study of reactor accident consequences was done by the Sandia National Laboratory in 1981.

Duke Energy has made application to the Nuclear Regulatory Commission to renew the operating licenses for the McGuire and Catawba nuclear plants for an additional 20 years and if approved, will have authorization to operate these plants until the years 2041-2046. License approval by the Nuclear Regulatory Commission, and subsequent operation of the reactors, would extend by 20 years the risks associated with plant aging and the threats associated with terrorism.

The Nuclear Regulatory Commission acknowledges the threat of terrorism attacks on nuclear facilities. While ongoing analysis at the federal level is essential, when such questions are raised at the local level, they are often considered generic and not within the scope of the license renewal process.

Opposing Statement of the Board of Directors

The Board of Directors believes that this proposal is contrary to the best interests of Duke Energy and the shareholders.

Duke Energy takes very seriously its responsibility to operate its nuclear facilities safely, and it has an outstanding record in discharging its responsibility in this regard. Duke Energy continues to be one of the top performers in the U.S. nuclear industry in terms of regulatory safety as indicated by reviews of the Nuclear Regulatory Commission (NRC) and the Institute of Nuclear Power Operations.

Duke Energy conducts probabilistic risk assessments for its nuclear facilities, which are reactor safety studies that consider the likelihood of various accident sequences and the likely results. These studies use the most current risk assessment methodology and the most current reliability information. Duke Energy uses these studies to identify changes that would enable it to continue to operate its nuclear facilities in a safe manner. These studies are shared with various federal regulatory agencies as appropriate and are updated as necessary.

The proposal asks that an open comprehensive study utilizing independent public resources be undertaken and implies that a meaningful study of this kind can be conducted and a report thereon can be issued. In fact, a meaningful study of the sort requested by the proposal would likely be impossible to conduct and the report that is requested by the proposal may run counter to national security interests. This is because a substantial amount of information that is used to develop probabilistic risk assessments for Duke Energy's nuclear facilities is not, and never has been, available to the public. Due to restrictions placed on the public availability of information by the NRC following the terrorist attacks of September 11, 2001, certain information that previously was available to the public has since been restricted. To the extent that the proposal requests an analysis of vulnerabilities to terrorist attack, that analysis would require the consideration of security-sensitive information which has never been publicly available. Disclosure of this kind of information could raise substantial homeland security concerns.

Duke Energy also has in place effective aging management programs for its nuclear facilities which have been approved by the NRC. Duke Energy is committed to implementing additional aging management programs in the context of license renewals for those facilities as necessary to mitigate the effects of aging during any extended periods of operation.

The Board of Directors believes that a meaningful study and report of the kind the proposal requests, using the sources the proposal requires and conducted in the manner the proposal specifies, cannot be generated. Such a study would also be unnecessary since Duke Energy's analyses and assessments already address the kinds of risks that the proposal could legitimately have the new study address. The Board of Directors thus believes that adoption of the proposal is not in the best interests of Duke Energy and its shareholders.

The Board of Directors recommends a vote AGAINST this proposal for the reasons set forth above.

The Board of Directors

Nominees for election at the annual meeting are marked with an asterisk (*).


(Photo)        G. Alex Bernhardt, Sr. *
               Director since 1991
               Chairman and CEO, Bernhardt Furniture Company, furniture manufacturer
               Age 58

               Mr. Bernhardt has been associated with Bernhardt Furniture Company of Lenoir, North Carolina, since 1965. He was named President and a director in 1976 and became Chairman and CEO in 1996.

(Photo)        Robert J. Brown
               Director since 1994
               Chairman and CEO, B&C Associates, Inc.,
               marketing research and public relations firm
               Age 67

               Mr. Brown founded B&C Associates, Inc., High Point, North Carolina, in 1960, served as its President from 1960 until 1968 and has been its Chairman and CEO since 1973. He is a director of Wachovia Corporation, Sonoco Products Company and AutoNation, Inc. He is a Class III director with a term expiring in 2003.


(Photo)        William A. Coley *
               Director since 1990
               Group President, Duke Power, franchised electric operations of Duke Energy
               Age 58

               Mr. Coley joined Duke Energy in 1966. He was named President of Duke Energy's Associated Enterprises Group in 1994 and was appointed to his present position in June 1997. He is a director of CT Communications, Inc. and SouthTrust Corporation.

(Photo)        William T. Esrey
               Director since 1985
               Chairman and CEO, Sprint Corporation,
               a diversified telecommunications holding company
               Age 62

               Mr. Esrey has served as Chairman of Sprint Corporation since 1990 and as its CEO since 1985. He was President of Sprint Corporation from 1985 to 1996. Mr. Esrey is a director of Sprint Corporation, General Mills, Inc., Exxon Mobil Corporation and had been a director of PanEnergy Corp since 1985. He is a Class III director with a term expiring in 2003.


(Photo)        Ann Maynard Gray
               Director since 1994
               Former Vice President, ABC, Inc. and Former President, Diversified Publishing Group of ABC, Inc., television, radio and publishing
               Age 56

               Ms. Gray was President, Diversified Publishing Group of ABC, Inc. from 1991 until 1997, and was a Corporate Vice President of ABC, Inc. and its predecessors from 1979 to 1998. She is a director of JP Morgan Funds, Elan Corporation, plc, The Phoenix Companies, Inc. and had been a director of PanEnergy Corp since 1994. Ms. Gray is a Class I director with a term expiring in 2004.


(Photo)        Dennis R. Hendrix
               Director since 1990
               Retired Chairman of the Board, PanEnergy Corp
               Age 62

               Mr. Hendrix was Chairman of the Board of PanEnergy Corp from 1990 to 1997; CEO from 1990 to 1995; and President from 1990 to 1993. He served as a director of Texas Eastern Transmission Corporation (now Texas Eastern Transmission, LP) from 1990 to 1997 and as its President and CEO from 1990 to 1994. Mr. Hendrix is a director of Allied Waste Industries, Inc., International Power, PLC and Newfield Exploration Company. He is a Class I director with a term expiring in 2004.

(Photo)        George Dean Johnson, Jr.
               Director since 1986
               CEO, Extended Stay America,
               development, ownership and management of extended-stay lodging facilities
               Age 59

               Mr. Johnson was a co-founder of Extended Stay America and has served as its CEO since 1995. He is a director of Extended Stay America, Boca Resorts, Inc. and AutoNation, Inc. Mr. Johnson is a Class III director with a term expiring in 2003.


(Photo)        Max Lennon *
               Director since 1988
               Retired President, Mars Hill College, Mars Hill, NC
               Age 61

               Dr. Lennon served as President of Mars Hill College from 1996 until 2002. He served as President of Eastern Foods, Inc. from 1994 through 1995. He was previously involved in higher education from 1966 to 1994, his last tenure being at Clemson University where he served as President for eight years. Dr. Lennon is a director of Delta Woodside Industries, Inc. and Delta Apparel.


(Photo)        Leo E. Linbeck, Jr. *
               Director since 1986
               Chairman, President and CEO, Linbeck Corporation, holding company of four construction-related firms
               Age 67

               Mr. Linbeck assumed his present position in 1990 after serving as Chairman, President and CEO of Linbeck Construction Corporation from 1975 to 1990. He served as a director of PanEnergy Corp from 1986.

(Photo)        James G. Martin, Ph.D.
               Director since 1994
               Vice President, Carolinas HealthCare System
               Age 66

               Dr. Martin was named to his present position in 1995. He served as Governor of the State of North Carolina from 1985 to 1993 and was a member of the United States House of Representatives, representing the Ninth District of North Carolina, from 1973 to 1984. Dr. Martin is a director of Palomar Medical Technologies, Inc., aaiPharma Inc. and Family Dollar Stores, Inc. He is a Class III director with a term expiring in 2003.


(Photo)        Richard B. Priory
               Director since 1990
               Chairman of the Board, President and CEO, Duke Energy Corporation Age 55

               Mr. Priory became Chairman of the Board and CEO in June 1997 upon the merger of Duke Energy and PanEnergy Corp, and became President in November 1998. He had served as President and Chief Operating Officer of Duke Energy from 1994 until June 1997. He is a director of Dana Corporation and US Airways Group, Inc. and serves on the boards of the Edison Electric Institute and the Institute of Nuclear Power Operations. Mr. Priory is also a member of the National Academy of Engineering. He is a Class III director with a term expiring in 2003.

(Photo)        James T. Rhodes *
               Retired Chairman, President and CEO, Institute of Nuclear Power Operations
               Age 60

               Dr. Rhodes was appointed a director of Duke Energy Corporation in October 2001. He was Chairman and CEO of the Institute of Nuclear Power Operations from 1998 to 2001 and Chairman, President and CEO from 1999 until 2001. He served as President and CEO of Virginia Electric & Power Company, a subsidiary of Dominion Resources, Inc., from 1989 until 1997.

Beneficial Ownership

This table indicates how much Duke Energy Common Stock was beneficially owned by the current directors, the executive officers listed in the Summary Compensation Table under "Compensation" below ("Named Executive Officers") and by all current directors and executive officers as a group as of February 28, 2002.

o The shares listed as "Beneficially Owned" include shares held as of February 28, 2002 in our employee benefit plans and in trust for the current directors under their compensation plan.

o Beneficial ownership of shares by current directors and executive officers as a group represents beneficial ownership of less than 1% of the outstanding shares of Duke Energy Common Stock.

                                                                   Shares of Common Stock
                                                                   ----------------------
                                                                                            Total
Name or Identity of Group                                Beneficially                    Beneficially
                                                            Owned                          Owned/2/
---------------------------------------------         -------------------              -----------------
G.A. Bernhardt, Sr.                                         21,618                          26,718
R.P. Brace/1/                                               20,559                         132,359
R.J. Brown                                                  12,043                          17,143
W.A. Coley/1/                                               45,235                         407,785
W.T. Esrey                                                  49,962                          55,062
F.J. Fowler                                                104,723                         648,172
A.M. Gray                                                   33,571                          38,671
D.R. Hendrix                                               420,763                         425,863
H.S. Hook                                                   42,504                          47,604
G.D. Johnson, Jr.                                           27,047                          32,147
M. Lennon                                                   21,802                          26,902
L.E. Linbeck, Jr.                                           45,011                          50,111
J.G. Martin                                                 12,170                          14,670
R.J. Osborne/1/                                             19,050                         144,050
H.J. Padewer/1/                                             21,939                         238,789
R.B. Priory/1/                                              32,354                         809,154
J.T. Rhodes                                                  4,380                           4,380
Directors and executive officers as a
group (21)                                                 990,543                       3,894,642

/1/ Also own Common Stock equivalents under Duke Energy executive compensation and benefits arrangements as of February 28, 2002 in the following amounts:
     R.B. Priory, 383,281; R.P. Brace, 13,107; H.J. Padewer, 111,533; W.A.
     Coley, 162,677; R.J. Osborne, 82,409.

/2/ Includes shares that may be acquired within 60 days after February 28, 2002.

This table shows how many units of limited partnership interests in TEPPCO Partners, L.P. were beneficially owned on February 28, 2002 by directors of Duke Energy, Named Executive Officers, and by directors and executive officers of Duke Energy as a group. TEPPCO Partners, L.P. is a publicly traded master limited partnership, and Texas Eastern Products Pipeline Company, an indirect subsidiary of Duke Energy, is its general partner. As of February 28, 2002, the number of units beneficially owned by directors and executive officers of Duke Energy as a group was less than 1% of the outstanding units. None of these persons had the right to acquire units within 60 days after February 28, 2002.

                                                            Number of Units
Name or Identity of Group                                 Beneficially Owned
-------------------------                                 ------------------

Robert J. Brown                                                 1,500
F.J. Fowler                                                     3,100
Dennis R. Hendrix                                               7,400
Harold S. Hook                                                  4,000
R.J. Osborne                                                    1,000
Directors and executive officers as a group                    18,100

Information on the Board of Directors

Board Meetings and Attendance

The Board of Directors had ten meetings during 2001. No director attended less than 75% of the total of the board meetings and the meetings of the committees upon which he or she served.

Board Committees

         The Board of Directors has the five standing committees described below:

          o The Audit Committee recommends to the Board of Directors the engagement of Duke Energy's independent auditors; provides independent oversight with respect to financial reporting and internal controls, the internal audit function and the independent auditors; determines whether the independent auditors are independent and makes recommendations on audit matters and internal controls to the Board of Directors.

          o The Compensation Committee sets the salaries and other compensation of all executive officers of Duke Energy except the Chairman of the Board and Chief Executive Officer. This Committee makes recommendations to the Board of Directors regarding the salary and other compensation of the Chairman of the Board and Chief Executive Officer for consideration and action by the Board of Directors, without the presence or participation of the Chairman of the Board and Chief Executive Officer. The Committee also makes recommendations to the Board of Directors on compensation for outside directors.

          o The Corporate Governance Committee considers matters related to corporate governance and formulates and periodically revises principles for board governance, recommends to the Board of Directors the size and composition of the Board of Directors within the limits set forth in the Articles of Incorporation and By-Laws and recommends potential successors to the Chief Executive Officer. This Committee considers nominees for the Board of Directors recommended by shareholders.

          o The Corporate Performance Review Committee assesses the level of operational risk and monitors and makes recommendations for improving Duke Energy's overall operational performance. It also determines whether current operating practices provide sufficient support for Duke Energy's emphasis on continuous improvement.

          o The Finance and Risk Management Committee reviews Duke Energy's financial and fiscal affairs and makes recommendations to the Board of Directors regarding dividend, financing and fiscal policies. It reviews the financial exposure of Duke Energy together with mitigating strategies and determines whether actions taken by management with respect to financial matters are consistent with internal controls approved by the Audit Committee.

Board Committee Membership Roster

----------------------------- -------- ------------------- -------------- ----------------- ----------------
                                                                             Corporate
                                                             Corporate      Performance       Finance and
            Name               Audit      Compensation      Governance         Review       Risk Management
============================= ======== =================== ============== ================= ================
G.A. Bernhardt, Sr.                                                             X*                  X
----------------------------- -------- ------------------- -------------- ----------------- ----------------
R.J. Brown                                                                      X                   X
----------------------------- -------- ------------------- -------------- ----------------- ----------------
W.T. Esrey                                      X                X
----------------------------- -------- ------------------- -------------- ----------------- ----------------
A.M. Gray                         X                                             X
----------------------------- -------- ------------------- -------------- ----------------- ----------------
D.R. Hendrix                                                     X              X
----------------------------- -------- ------------------- -------------- ----------------- ----------------
H.S. Hook                         X                                             X
----------------------------- -------- ------------------- -------------- ----------------- ----------------
G.D. Johnson, Jr.                               X                                                   X*
----------------------------- -------- ------------------- -------------- ----------------- ----------------
M. Lennon                         X*            X
----------------------------- -------- ------------------- -------------- ----------------- ----------------
L.E. Linbeck, Jr.                 X             X*
----------------------------- -------- ------------------- -------------- ----------------- ----------------
J.G. Martin                                     X                X*
----------------------------- -------- ------------------- -------------- ----------------- ----------------
R.B. Priory                                                      X                                  X
----------------------------- -------- ------------------- -------------- ----------------- ----------------
J.T. Rhodes                       X                                             X
----------------------------- -------- ------------------- -------------- ----------------- ----------------
Number of
meetings in 2001                  7             6                 5               6                 6
----------------------------- -------- ------------------- -------------- ----------------- ----------------

* Chair

Resignation and Retirement Policies

We have a policy stating that members of the Board of Directors are to submit their resignations when they change employment or have another significant change in their professional roles and responsibilities. The normal retirement of those individuals who were members of the Board of Directors when the policy was adopted in 1998 is not considered a change for this purpose. The Corporate Governance Committee will determine whether any such resignation will be accepted. Any resignation that is accepted will likely be effective as of the end of the term of the director tendering the resignation.

Our Board of Directors retirement policy states that normal retirement for each director will occur at the annual shareholders meeting following his or her seventieth birthday.

Compensation of Directors

Annual Retainer and Fees. We pay outside directors an annual retainer of $40,000. We also pay an outside director serving as Chairman of the Audit, Compensation, Corporate Governance, Corporate Performance Review or Finance and Risk Management Committee an additional $4,000 per year. Outside directors also receive a fee of $1,000 for attendance at each meeting of the Board of Directors, each committee meeting and other functions requiring their presence, together with expenses of attendance.

A director may elect to receive 50% of his or her retainer and attendance fees in the form of Duke Energy Common Stock or may defer that portion by having it held in trust for the director's benefit and invested in Duke Energy Common Stock at market price. The director may elect to receive the remaining 50% of such compensation in cash or may elect to defer, until termination of his or her service on the Board of Directors, that portion and invest the deferred amounts among several investment options, including Duke Energy Common Stock.

Stock Options and Stock Awards. In January and July of each year, each outside director is credited with 200 shares of Duke Energy Common Stock to be held in trust. Dividends paid on this stock are reinvested in Duke Energy Common Stock. An outside director will receive, generally upon termination of service from the Board of Directors, the shares held in trust for his or her account on the basis of the distribution schedule that he or she has chosen.

Outside directors receive annual non-qualified stock option grants under the Duke Energy 1998 Long-Term Incentive Plan. Each outside director is granted an option for 4,000 shares at the same time executive officers receive annual long-term incentive awards. The grant for 2002 was made on December 19, 2001, consistent with the grant date for 2002 awards to executive officers.

Charitable Giving Program. After ten years on the Board of Directors, eligible directors participate in the Directors' Charitable Giving Program. Under this program, Duke Energy will make, upon the director's death, donations of up to $1,000,000 to charitable organizations selected by the director. A director may request that Duke Energy make donations under this program during the director's lifetime, in which case the maximum donation will be reduced on a net present value basis. We maintain life insurance policies upon eligible directors to fund donations under the program. Eligible directors include only those who were members of the Board of Directors on February 18, 1998, and certain former directors who previously qualified for this benefit.

Stock Ownership Guidelines. Outside directors are subject to stock ownership guidelines which establish a target level of ownership of Duke Energy Common Stock (or Common Stock equivalents) of 4,000 shares. Each outside director is expected to attain this ownership level within five years from January 1, 1997, the implementation date of the guidelines, or from the beginning of his or her service on the Board of Directors, if after that date. The targeted ownership level has been met by all directors whose stock ownership guideline date was January 1, 2002.

Report of the Audit Committee

The Audit Committee of the Board of Directors is composed entirely of nonemployee directors, all of whom are independent. The Audit Committee's responsibilities are described under the caption "Board Committees" under "Information on the Board of Directors" above in this proxy statement. The Board of Directors readopted a written charter for the Audit Committee in 2002. The Audit Committee held seven meetings during 2001.

The financial statements of Duke Energy are prepared by management, which is responsible for their objectivity and integrity. With respect to the financial statements for the calendar year ended December 31, 2001, the Audit Committee reviewed and discussed the audited financial statements and the quality of financial reporting with management and the independent auditors. It also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and received and discussed with the independent auditors the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee also considered the compatibility of nonaudit services with the auditors' independence.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors authorized, the inclusion of the audited financial statements in Duke Energy's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the SEC. The Audit Committee also recommended to the Board, subject to shareholder ratification, the selection of Duke Energy's independent auditors.

This report has been provided by the Audit Committee.

Max Lennon, Chairman
Ann M. Gray
Harold S. Hook
Leo E. Linbeck, Jr.
James T. Rhodes

Report of the Compensation Committee

The Committee's Responsibilities

The Compensation Committee of the Board of Directors is composed entirely of nonemployee directors. The Compensation Committee is responsible for setting and administering policies which govern Duke Energy's executive compensation programs. The purpose of this report is to summarize the compensation philosophy and policies that the Compensation Committee applied in making executive compensation decisions in 2001.

Compensation Philosophy

The Compensation Committee has approved compensation programs intended to:

o Attract and retain talented executive officers and key employees by providing total compensation competitive with that of other executives employed by companies of similar size, complexity and lines of business;

o Motivate executives and key employees to achieve strong financial and operational performance;

o Emphasize performance-based compensation, which balances rewards for short-term and long-term results;

o    Reward individual performance;

o Link the interests of executives with shareholders by providing a significant portion of total pay in the form of stock-based incentives and requiring target levels of stock ownership; and

o    Encourage long-term commitment to Duke Energy.

Stock Ownership Guidelines

To underscore the importance of linking executive and shareholder interests, the Board of Directors has adopted stock ownership guidelines for executive officers and other members of senior management. The target level of ownership of Duke Energy Common Stock (or Common Stock equivalents) is established as a fixed number of shares. The target level for the Chairman of the Board, President and Chief Executive Officer is 100,000 shares. The target level for the remaining members of the Policy Committee, including Messrs. Padewer, Brace, Fowler and Osborne, is 28,000 shares. The Policy Committee consists of eight senior executive officers, and is responsible for strategic planning and setting policy and management principles for the entire Duke Energy enterprise. Each employee subject to the guidelines is expected to achieve the ownership target within five years from the date on which the employee became subject to the guidelines, with January 1, 2002 being the first of such dates. All executive officers whose stock ownership guideline date was January 1, 2002, have met the ownership target. Common Stock beneficially held for an executive's Duke Energy Retirement Savings Plan account, Common Stock equivalents earned through non-qualified deferred compensation programs and any other beneficially owned Common Stock are included in determining compliance with the guidelines. Shares that executives have the right to acquire through the exercise of stock options are not included in the calculation of stock ownership for guideline purposes.

Compensation Methodology

Each year the Compensation Committee reviews data from market surveys, proxy statements and independent consultants to assess Duke Energy's competitive position with respect to the following three components of executive compensation:

o base salary;
o annual incentives; and
o long-term incentives.

The Compensation Committee also considers individual performance, level of responsibility, and skills and experience in making compensation decisions for each executive.

Components of Compensation

o Base Salary: Base salaries for executives are determined based upon job responsibilities, level of experience, individual performance, comparisons to the salaries of executives in similar positions obtained from market surveys, and competitive data obtained from consultants and staff research. The goal for the base pay component is to compensate executives at a level which approximates the median salaries of individuals in comparable positions and markets. The Compensation Committee approves all salary increases for executive officers. Base pay increases were approved, effective January 1, 2001, for Messrs. Padewer, Brace, Fowler and Osborne. Mr. Priory's base salary increase was approved effective February 1, 2001.

o Annual Incentives: Annual cash incentives are provided to executives to promote the achievement of performance objectives of Duke Energy and the executive's particular business unit. In 2001, the Compensation Committee administered two annual incentive plans that permitted the award of annual cash incentives to executive officers. Policy Committee members, including the Named Executive Officers set forth in the Summary Compensation Table under "Compensation" below, earned incentive compensation under the Duke Energy Policy Committee Short-Term Incentive Plan, while executive officers not on the Policy Committee earned incentive compensation under the Duke Energy Corporation Annual Incentive Plan, under which certain Duke Energy employees receive a short-term incentive opportunity. Target incentive opportunities for executives under both plans are established as a percentage of base salary, using survey data for individuals in comparable positions and markets. Incentive amounts are intended to provide competitive incentive amounts for individuals in comparable positions and markets when target performance is achieved. Incentive amounts may equal up to 200% of target when outstanding financial results are achieved.

     Awards under Duke Energy's Policy Committee Short-Term Incentive Plan were calculated based upon Duke Energy's earnings per share (EPS) results. The Compensation Committee established minimum, target and maximum performance levels prior to the beginning of 2001, and participants could receive up to 200% of their short-term incentive targets. EPS performance for 2001 resulted in payments of 200% of bonus targets to the Policy Committee members, including the Named Executive Officers.

     Awards under the Duke Energy Corporation Annual Incentive Plan, in which executive officers other than members of the Policy Committee participate, were determined on the basis of a combination of: (1) EPS measures, (2) earnings before interest and income taxes (EBIT) measures and, in some instances, other measures unique to individual business groups, (3) return on capital employed (ROCE) measures, and (4) individual objectives. EPS measures, the combination of EBIT (and individual business group measures, if applicable) and ROCE measures, and individual objectives determined, on average, 67%, 25% and 8%, respectively, of each executive officer's bonus.

o Long-Term Incentive Compensation: The Compensation Committee has structured long-term incentive compensation to provide for an appropriate balance between rewarding performance and encouraging employee retention, and to provide a degree of flexibility to executives in selecting the form in which compensation is received.

     For 2001, executives could elect to receive up to 20% of the annualized value of their long-term incentive compensation in the form of phantom stock, with the remainder being provided in the form of stock options. For 2002, executives could elect to receive up to 30% of such value in the form of phantom stock. The purpose of stock options and phantom stock is to align compensation directly with increases in shareholder value. The number of options granted is determined by reviewing survey data to determine the annualized value of long-term incentive compensation made to other executives and management employees in comparable positions and markets (target value) and then dividing the portion of target value elected to be received by the executive in the form of stock options by an expected present value of the option, as determined by using the Black-Scholes option pricing model. The number of phantom stock units granted is determined by dividing the portion of target value elected to be received by the executive in the form of phantom stock units by the fair market value of a share of Duke Energy Common Stock on the date of grant. In determining the number of options and phantom stock units to be awarded, the Compensation Committee, or, in some cases, its designee, also considers the grant recipient's qualitative and quantitative performance, the size of stock option and other stock-based awards in the past, and expectations of the grant recipient's future performance.

     In late 2001, as a component of 2002 compensation, the Compensation Committee approved awards of non-qualified stock options (as described under "Option Grants in 2001" below) and phantom stock (as described in the Summary Compensation Table under "Compensation" below) to members of the Policy Committee with the exception of Mr. Priory. Messrs. Padewer, Brace, Fowler and Osborne each elected to receive 30% of the annualized value of their 2002 long-term incentive compensation in the form of phantom stock. In late 2001, as a component of 2002 compensation, the Compensation Committee also approved the award of non-qualified stock options and phantom stock to executive officers who were not members of the Policy Committee. All of the stock option and phantom stock awards were granted under the Duke Energy 1998 Long-Term Incentive Plan.

     Executives may also elect to receive stock options in lieu of up to 50% of their annual cash bonus under the Short-Term Incentive Exchange Program. Under this program, participants receive a non-qualified stock option whose present value on the grant date is two times the amount of cash bonus exchanged. The exercise price is equal to the fair market value of Duke Energy Common Stock on the grant date. Because executives elect to forego cash compensation to receive options under the program, the options vest 100% at grant.

     Awards under this program for incentives earned in 2001 were made in early 2002 (as described in the Summary Compensation Table under "Compensation" below) to Messrs. Brace, Fowler and Osborne, who elected to exchange 50%, 30%, and 20%, respectively, of their annual incentives for a stock option. Awards of non-qualified stock options under this program to executive officers who were not members of the Policy Committee were also made in early 2002. All of the stock option awards were granted under the Duke Energy 1998 Long-Term Incentive Plan.

Compliance with Section 162(m) of the Internal Revenue Code

Under Section 162(m) of the Internal Revenue Code, Duke Energy may not deduct annual compensation in excess of $1 million paid to certain employees, generally its Chief Executive Officer and its four other most highly compensated executive officers, unless that compensation qualifies as performance-based compensation. While the Compensation Committee intends to structure performance-related awards in a way that will preserve the maximum deductibility of compensation awards, the Compensation Committee may from time to time approve awards which would vest upon the passage of time or other compensation which would not result in qualification of those awards as performance-based compensation. It is not anticipated that compensation realized by any executive officer under Duke Energy plans and programs now in effect will result in a material loss of tax deductions.

Compensation of the Chief Executive Officer

The Compensation Committee reviews annually the compensation of the Chief Executive Officer and recommends any adjustments to the Board of Directors for approval. In 2001, the Compensation Committee retained the consulting firm of Frederic W. Cook and Co. to conduct a review of the compensation of the Chief Executive Officer. The Chief Executive Officer participates in the same programs and receives compensation based upon the same criteria as Duke Energy's other executive officers. However, the Chief Executive Officer's compensation reflects the greater policy- and decision-making authority that the Chief Executive Officer holds and the higher level of responsibility he has with respect to the strategic direction of Duke Energy and its financial and operating results. The components of Mr. Priory's 2001 compensation were:

o Base Salary: After considering Duke Energy's overall performance and competitive practices, the Compensation Committee recommended, and the Board of Directors approved, a 14.3% increase in Mr. Priory's base salary, to $1,100,000, effective February 1, 2001.

o Annual Incentives: Annual incentive compensation for Mr. Priory is based solely upon EPS results. Based on 2001 EPS performance, Mr. Priory received a payment of $2,177,088, representing 200% of his target incentive opportunity.

o Long-Term Incentives: In February 2001, Mr. Priory received a stock option award for 400,000 shares of Duke Energy Common Stock with an exercise price at fair market value on the date of grant, and an award for 24,240 phantom stock units. The stock option has a ten-year term and both the stock option and phantom stock awards will vest 25% on each of the first four anniversaries of the grant date.

The Compensation Committee conducts its annual review of Chief Executive Officer performance and compensation in February of each year, to assure thorough consideration of year-end results. Actions taken by the Board of Directors in February 2002 with respect to Mr. Priory's 2002 compensation will be reflected in the proxy statement for the 2003 annual meeting, which will include, among other things, an award to Mr. Priory of non-qualified stock options with respect to 408,400 shares and a phantom stock award for 48,810 phantom stock units.

It is the Compensation Committee's intention that, when taken together, the components of Mr. Priory's pay, including base salary, annual incentives and long-term incentives, will result in compensation which approximates the 50th percentile of the market when incentive plan performance expectations are met and in compensation as high as the 75th percentile of the market when incentive plan performance expectations are exceeded.

This report has been provided by the Compensation Committee.

Leo E. Linbeck, Jr., Chairman
William T. Esrey
George Dean Johnson, Jr.
Max Lennon
James G. Martin

Performance Graph

                        [PERFORMANCE GRAPH APPEARS HERE]



                           1996     1997      1998     1999      2000      2001
                        -------- -------- --------- -------- --------- ---------
  Duke Energy               100      124       149      122       212       201
  S&P 500 Index             100      133       171      206       188       166
  S&P Utilities Index       100      124       141      129       205       143
  DJ Utilities              100      122       145      137       205       152

Compensation

                           Summary Compensation Table

                                                                            Annual Compensation
----------------------------------------------------------------------------------------------------------
                                                                                                          Other Annual
Name and Principal Position                           Year           Salary ($)       Bonus ($)/2/      Compensation ($)
                                                      ----           ----------       ---------         ----------------

R.B. Priory                                          2001          1,088,544          2,177,088              319,150
Chairman of the Board, President                     2000            954,164          1,908,328              300,384
and Chief Executive Officer                          1999            895,420            997,140              109,708

H.J. Padewer                                         2001            600,000            900,000               98,267
Group President                                      2000            500,004            750,006               91,111
Energy Services                                      1999            400,008            311,814                7,921

R.P.  Brace/1/                                       2001            550,000            715,000             1,126,722/3/
Executive Vice President
and Chief Financial Officer

F.J. Fowler                                          2001            500,004            750,006               79,305
Group President                                      2000            450,000            585,000               70,940
Energy Transmission                                  1999            385,830            257,796               32,495

R.J. Osborne                                         2001            500,004            750,006               70,960
Executive Vice President                             2000            399,996            520,195               66,867
and Chief Risk Officer                               1999            366,250            244,714               19,827


                                                                          Long-Term Compensation
----------------------------------------------------------------------------------------------------------
                                                             Awards                              Payouts
                                                     ----------------------                 ------------------
                                                  Restricted          Securities
                                                    Stock             Underlying          LTIP             All Other
Name and Principal Position           Year       Award(s) ($)/4/    Options/SARS (#)   Payouts ($)     Compensation ($)/7/
                                      ----       -------------      ----------------   -----------     ------------------
R.B. Priory                          2001            996,991             400,000                            224,202
Chairman of the Board, President     2000                                400,000                            156,596
and Chief Executive Officer          1999                                                                   148,501

H.J. Padewer                         2001            742,673             164,700                             83,622
Group President                      2000            450,388             173,600                             51,331
Energy Services                      1999            375,938/5/          693,800                             94,112

R.P. Brace/1/                        2001          1,330,759/6/          406,200                             26,498
Executive Vice President
and Chief Financial Officer

F.J. Fowler                          2001            535,810             119,000                            209,961
Group President                      2000            270,575             104,000                            139,812/8/
Energy Transmission                  1999                                157,000                            163,101/8/

R.J. Osborne                         2001            486,072             107,800                             69,194
Executive Vice President             2000            270,575             104,000                             45,363
and Chief Risk Officer               1999                                124,000                             42,751

/1/    Mr. Brace joined Duke Energy on January 1, 2001.

/2/ Messrs. Brace, Fowler and Osborne elected to forego a portion of their 2001 cash bonus for stock options under the Short-Term Incentive Exchange Program described in the Report of the Compensation Committee above as follows: Mr. Brace, $357,500 for 66,800 option shares; Mr. Fowler, $225,002 for 42,100 option shares; Mr. Osborne, $150,001 for 28,000 option shares. The awards were granted under the Duke Energy 1998 Long-Term Incentive Plan on January 17, 2002 at the fair market value on that date of $38.33, as provided under the Plan. The number of option shares awarded is calculated by dividing the foregone bonus amount by 50% of the present value of a share of Duke Energy Common Stock on the date of grant. The options were 100% vested at grant. These stock options will be reported in the proxy statement for the 2003 annual meeting.

/3/ Includes a one-time payment of $983,608, including partial reimbursement of the related tax liability, in connection with Mr. Brace's relocation from the United Kingdom to North Carolina.

/4/ Messrs. Priory, Padewer, Brace, Fowler and Osborne elected to receive a portion of the value of the long-term incentive component of their 2002 and 2001 compensation in the form of phantom stock. The awards were granted under the Duke Energy 1998 Long-Term Incentive Plan. The 2002 and 2001 awards for Messrs. Padewer, Brace, Fowler and Osborne were made on December 19, 2001 and December 20, 2000, respectively. Mr. Priory's 2001 award was made on February 27, 2001. Phantom stock is represented by units denominated in shares of Duke Energy Common Stock. Each phantom stock unit represents the right to receive, upon vesting, one share of Duke Energy Common Stock. One quarter of each award vests on each of the first four anniversaries of the grant date provided the recipient continues to be employed by Duke Energy or his or her employment terminates on account of retirement. The awards fully vest in the event of the recipient's death or disability or a change in control of Duke Energy as specified in the Plan. If the recipient's employment terminates other than on account of retirement, death or disability, any unvested shares remaining on the termination date are forfeited. The phantom stock awards also grant an equal number of dividend equivalents, which represent the right to receive cash payments equivalent to the cash dividends paid on the number of shares of Duke Energy Common Stock represented by the phantom stock units awarded, until the related phantom stock units vest or are forfeited. Mr. Priory's phantom stock award with respect to 2002 compensation was awarded on February 26, 2002, and, accordingly, will be reported in the proxy statement for the 2003 annual meeting.

The aggregate number of phantom stock units held by Messrs. Priory, Padewer, Brace, Fowler and Osborne at December 31, 2001 and their values on that date are as follows:

                                  Number of                    Value At
                              Phantom Stock Units          December 31, 2001
      R.B. Priory                    24,240                    $951,662
      H.J. Padewer                   27,600                   1,083,576
      R.P. Brace                     12,690                     498,209
      F.J. Fowler                    18,960                     744,370
      R.J. Osborne                   17,640                     692,546


/5/ Mr. Padewer received an award of restricted stock upon his employment with Duke Energy. Mr. Padewer's aggregate restricted stock holdings at December 31, 2001 were 7,500 shares, with a value on that date of $294,450. Dividends are paid on such shares. One quarter of the restricted stock award to Mr. Padewer (3,750 shares) vested on each of January 3, 2000, January 2, 2001 and January 2, 2002. The remaining 3,750 shares will vest on January 2, 2003.

/6/ Mr. Brace received an award of restricted stock upon his employment with Duke Energy. Mr. Brace's aggregate restricted stock holdings at December 31, 2001 were 20,000 shares, with a value on that date of $785,200. Dividends are paid on such shares. The shares will vest on January 1, 2004.

/7/  All Other Compensation column includes the following for 2001:

     a. Matching contributions under the Duke Energy Retirement Savings Plan as follows: R.B. Priory, $10,200; H.J. Padewer, $10,200; R.P. Brace, $10,200; F.J. Fowler, $10,200; R.J. Osborne, $9,792.

     b. Make-whole matching contribution credits under the Duke Energy Executive Savings Plan as follows: R.B. Priory, $169,612; H.J. Padewer, $70,800; R.P. Brace, $14,550; F.J. Fowler, $54,900; R.J.
          Osborne, $51,408.

     c. Above-market interest earned on account balances in the Duke Energy Executive Savings Plan, Supplemental Account as follows: R.B. Priory, $11,635; H.J. Padewer, $0; R.P. Brace, $0; F.J. Fowler, $0; R.J.
          Osborne, $6,016.

     d. Economic value of life insurance coverage provided under life insurance plans as follows: R.B. Priory, $18,844; H.J. Padewer, $2,622; R.P. Brace, $1,748; F.J. Fowler, $4,902; R.J. Osborne, $1,978.

     e. The cost to Duke Energy of supplemental life insurance coverage under the Duke Energy Supplemental Insurance Plan as follows: R.B. Priory, $13,108; H.J. Padewer, $0; R.P. Brace, $0; F.J. Fowler, $0; R.J.
          Osborne, $0.

     f. The economic benefit of split-dollar life insurance coverage pursuant to the Duke Energy Estate Conservation Plan as follows: R.B. Priory, $803; H.J. Padewer, $0; R.P. Brace, $0; F.J. Fowler, $0; R.J. Osborne, $0.

/8/ Adjusted to reflect EPS unit credits earned by Mr. Fowler during 1999 and 2000 as a result of earnings per share exceeding a pre-defined base amount in those years. The credits were granted in tandem with certain stock option awards and may be applied towards the exercise price of those stock options.

Option Grants in 2001

This table shows options granted to the Named Executive Officers during 2001, along with the present value of the options on the date they were granted, calculated as described in footnote 2 to the table. Grants shown in the table with an expiration date of December 19, 2011 were awarded on December 19, 2001 and relate to compensation for 2002. The grant shown with an expiration date of February 1, 2011 was awarded to R.P. Brace on February 1, 2001, following his employment with Duke Energy on January 1, 2001. The grant to R.B. Priory having an expiration date of February 27, 2011 was awarded on February 27, 2001 as a component of 2001 compensation. R.B. Priory's option grant with respect to 2002 compensation was awarded on February 26, 2002 and, accordingly, will be reported in the proxy statement for the 2003 annual meeting.

                                            Option/SAR Grants in Last Fiscal Year

                                                                                                       Grant Date
                                                     Individual Grants                                   Value
                             Number
                             of Shares            % of Total         Exercise
                             Underlying          Options/SARS         or Base                          Grant Date
                           Options/SARS           Granted to           Price           Expiration        Present
Name                         Granted/1/ (#)       Employees           ($/Sh)             Date             Value/2/ ($)
----                       ------------           ---------           ------             ----           ----------
R.B. Priory                  400,000                5.2%               41.5000         2/27/2011        4,025,500
H.J. Padewer                 164,700                2.1%               37.6800         12/19/2011       1,732,644
R.P. Brace                   180,000                2.3%               36.7700         2/01/2011        1,605,011
                             120,000                1.6%               36.7700         2/01/2011        1,070,007
                             106,200                1.4%               37.6800         12/19/2011       1,117,224
F.J. Fowler                  119,000                1.5%               37.6800         12/19/2011       1,251,880

/1/ Duke Energy has not granted any SARs to the Named Executive Officers or any other persons.

/2/ Based on the Black-Scholes option valuation model. The following table lists key input variables used in valuing the options:

                                    400,000 Share Option
                                    Grant to R.B. Priory
                                    and 180,000 and 120,000
                                    Share Option                    All Other
     Input Variable                 Grants to R.P. Brace          Option Grants
     Risk-free Interest Rate             5.45%                       5.23%
     Dividend Yield                      3.70%                       3.37%
     Stock Price Volatility              25.88%                     29.71%
     Option Term                        10 years                    10 years

With respect to Mr. Priory's 400,000 share option grant and Mr. Brace's 180,000 and 120,000 share option grants, the volatility variable reflected weekly historical stock price trading data with respect to Duke Energy Common Stock from November 30, 1997 through November 30, 2000. With respect to all other option grants listed in the table, the volatility variable reflected historical monthly stock price trading data from November 30, 1998 through November 30, 2001. An adjustment was made with respect to each valuation for risk of forfeiture during the vesting period. The actual value, if any, that a grantee may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized will be at or near the value estimated based upon the Black-Scholes model.

Option Exercises and Year-End Values

This table shows aggregate exercises of options during 2001 by the Named Executive Officers and the aggregate year-end value of the unexercised options held by them. The value assigned to each unexercised "in-the-money" stock option is based on the positive spread between the exercise price of the stock option and the split-adjusted fair market value of Duke Energy Common Stock on December 31, 2001, which was $39.65. The fair market value is the average of the high and low prices of a share of Duke Energy Common Stock on that date as reported on the New York Stock Exchange Composite Transactions Tape. The ultimate value of a stock option will depend on the market value of the underlying shares on a future date.

                                              Aggregated Option/SAR Exercises in Last Fiscal Year
                                                     and Fiscal Year-End Option/SAR Values

                                                                              Number of Securities
                                                                                Underlying                  Value of  Unexercised
                                                                                Unexercised                      In-the-Money
                                                                              Options/SARS at                  Options/SARS at
                                                                                FY-End * (#)                      FY-End ($)
                                                                                ------------                     ----------
                                        Shares
                                      Acquired on                                Exercisable/              Exercisable/
         Name                       Exercise (#)     Value Realized ($)         Unexercisable              Unexercisable
         ----                       ------------     ------------------         -------------              -------------
       R.B. Priory                  250,000             4,162,400              376,800 / 1,100,000         4,251,906 / 8,373,730
       H.J. Padewer                 298,450             2,988,269               91,850 /   641,800           715,849 / 3,598,332
       R.P. Brace                      --                   --                     --  /   406,200               --  / 1,073,214
       F.J. Fowler                   12,436               345,354              429,022 /   435,500         5,744,608 / 3,023,260
       R.J. Osborne                  71,000               815,723               57,000 /   327,800           458,025 / 1,942,912

* Duke Energy has not granted any SARs to the Named Executive Officers or any other persons.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

Duke Energy entered into a severance agreement and a change-in-control agreement with H.J. Padewer, which became effective on April 18, 2001 and January 1, 2000, respectively. The change-in-control agreement replaced Mr. Padewer's employment agreement with certain exceptions. Duke Energy had entered into severance agreements and change-in-control agreements with Messrs. Fowler and Osborne, which became effective on August 18, 1999, and with Mr. Priory, which became effective on August 19, 1999, in each case upon expiration of the executive's employment agreement. Duke Energy entered into a change-in-control agreement with Mr. Brace which became effective on January 1, 2001. The severance agreements and change-in-control agreements remain in effect for a two-year period from the effective time specified above (in each case, the "Effective Time") or for such longer period as may be mutually agreed upon by the parties (the "Employment Period"). The principal terms and conditions of the severance agreements and change-in-control agreements are described below.

The severance agreements for Messrs. Priory, Padewer, Fowler and Osborne provide for severance payments and benefits to the executive in the event of termination of employment other than upon death or disability or for "cause" (as defined in the severance agreements) by Duke Energy as follows: (1) a lump-sum payment equal to two times the sum of the executive's then-current base salary and target bonus, plus a pro rata amount of the executive's target bonus for the year in which the termination occurs; (2) a lump-sum payment equal to the present value of the amount Duke Energy would have contributed or credited to the executive's pension and savings accounts during the two years following the termination date; (3) continued medical, dental and basic life insurance coverage for a two-year period following the termination date or retiree medical benefits, if the executive would have become eligible for such benefits within two years following the termination date, from the date of eligibility; and (4) continued vesting of long-term incentive awards, including stock options or restricted stock but excluding performance share awards, held but not vested or exercisable on the termination date, in accordance with their terms for two years following the termination date, with any options or similar rights thereafter remaining exercisable for 90 days, if their term has not expired. If Messrs. Priory, Padewer, Fowler and Osborne receive a payment under their severance agreements, no payment will be made under the performance share award. The severance agreements contain restrictive covenants which prohibit Messrs. Priory, Padewer, Fowler and Osborne from competing with Duke Energy or soliciting Duke Energy's employees or customers for one year following termination, and from disclosing certain confidential information.

The change-in-control agreements for Messrs. Priory, Padewer, Brace, Fowler and Osborne provide for payments and benefits to the executive in the event of termination of employment for "good reason" by the executive or other than for "cause" by Duke Energy within a two-year period following a "change-in-control" (each such term as defined in the change-in-control agreements) as follows: (1) a lump-sum payment equal to the sum of the executive's then-current base salary and target bonus, for each year of the three-year period after termination, including a pro rata amount for any partial years in such period, plus a pro rata amount of the executive's target bonus for the year in which the termination occurs; (2) a lump-sum payment equal to the present value of the amount Duke Energy would have contributed or credited to the executive's pension and savings accounts during the three years following the termination date; (3) continued medical, dental and basic life insurance coverage for a three-year period following the termination, or retiree medical benefits, if the executive would have become eligible for such benefits within two years following the termination date, from the date of eligibility; and (4) continued vesting of long-term incentive awards, including stock options or restricted stock but excluding performance share awards, held but not vested or exercisable on the termination date, in accordance with their terms for three years following the termination date, with any options or similar rights thereafter remaining exercisable for 90 days, if their term has not expired. If the executive becomes eligible for normal retirement at age sixty-five within the three-year period following termination, the three-year period mentioned above will be reduced to the period from the termination date to the eligible executive's normal retirement date. In the event that any of the payments or benefits provided for in the change-in-control agreement would constitute a "parachute payment" (as defined in section 280G(b)(2) of the Internal Revenue
Code), the executive is entitled to receive an additional payment such that, after the payment of all income and excise taxes, he will be in the same after-tax position as if no excise tax under section 4999 of the Internal Revenue Code had been imposed.

A provision continuing from Mr. Padewer's prior employment agreement provides that Duke Energy would contribute $315,000 to Mr. Padewer's opening balance in the Duke Energy Executive Cash Balance Plan, with vesting to occur on the third anniversary of his employment or upon his disability, death, or termination of employment for reasons other than for cause, if any of such events occur before the third anniversary of his employment. This amount vested on January 1, 2002, the third anniversary of Mr. Padewer's employment. An additional continuing provision provides that Mr. Padewer will be credited for twelve years of service for the purpose of determining vacation benefits.

Retirement Plan Information

Executive officers and other eligible employees of Duke Energy participate in the Duke Energy Retirement Cash Balance Plan, a noncontributory, qualified, defined benefit retirement plan. In addition, selected managers are eligible to participate in the Duke Energy Executive Cash Balance Plan, which is a noncontributory, nonqualified, defined benefit retirement plan. A portion of the benefits earned in the Executive Cash Balance Plan is attributable to compensation in excess of the Internal Revenue Service annual compensation limit ($170,000 for 2001) and deferred compensation, as well as reductions caused by maximum benefit limitations that apply to qualified plans from the benefits that would otherwise be provided under the Retirement Cash Balance Plan. The Retirement Benefit Equalization Plan is designed to restore benefit reductions caused by the maximum benefit limitations that apply to qualified plans from benefits that would otherwise be provided under the Retirement Cash Balance Plan for eligible employees of Duke Energy who do not participate in the Executive Cash Balance Plan. Benefits under the Retirement Cash Balance Plan, the Executive Cash Balance Plan and the Retirement Benefit Equalization Plan are based on eligible pay, generally consisting of base pay, short-term incentives and lump-sum merit increases. The Retirement Cash Balance Plan and the Retirement Benefit Equalization Plan exclude deferred compensation, other than deferrals pursuant to Sections 401(k) and 125 of the Internal Revenue Code.

Under the benefit accrual formula used to determine benefits under the Retirement Cash Balance Plan, an eligible employee's plan account receives a pay credit at the end of each month in which the employee remains eligible and receives eligible pay for services. The monthly pay credit is equal to a percentage of the employee's monthly eligible pay. For most eligible employees, the percentage depends on age and completed years of service at the beginning of the year, as shown below:

                                               Monthly Pay Credit
                Age and Service                    Percentage
                  34 or less                           4%
                  35 to 49                             5%
                  50 to 64                             6%
                  65 or more                           7%

In addition, the employee receives an additional 4% for any portion of eligible pay above the Social Security taxable wage base ($80,400 for 2001). However, for certain eligible employees, the total percentage is a flat 3% of eligible pay. Employee accounts also receive monthly interest credits on their balances. The rate of the interest credit is adjusted quarterly and equals the yield on 30-year U.S. Treasury Bonds during the third week of the last month of the previous quarter, subject to a minimum rate of 4% per year and a maximum rate of 9% per year.

Assuming that the Named Executive Officers continue in their present positions at their present salaries until retirement at age 65, their estimated annual pensions in a single life annuity form under the applicable plans attributable to such salaries would be: R.B. Priory, $765,817; H.J. Padewer, $211,932; R.P. Brace, $144,221; F.J. Fowler, $284,528; and R.J. Osborne, $336,670. These
estimates are calculated assuming interest credits at an annual rate of 4% and using a future Social Security taxable wage base equal to $80,400.

Other Information

Discretionary Voting Authority

As of the date this proxy statement went to press, we did not anticipate that any matter other than the proposals set out in this proxy statement would be raised at the annual meeting. If any other matters are properly presented at the annual meeting, the persons named as proxies will have discretion to vote on those matters according to their best judgment.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on information furnished to us and contained in reports filed with the SEC, as well as any written representations that no other reports were required, we believe that during 2001 all SEC filings of our directors and executive officers complied with the requirements of Section 16 of the Securities Exchange Act, except that F.J. Fowler did not timely report an exercise of options in February 2001, and J.G. Martin did not timely report an exercise of options in February and May 2001 and a sale of 20 shares in May 2001. The failure to timely report such option exercises was due to administrative oversight on the part of Duke Energy.

Fees Paid to Independent Auditors

The following table presents fees for professional audit services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, "Deloitte") for the audit of Duke Energy's annual financial statements for 2001, and fees billed for other services rendered by Deloitte for fiscal 2001:

                                                                                    (In millions)
                                                                                    -------------

         Audit fees (a) ....................................................           $ 5.6
         Financial information systems design and implementation (b) .......               0
         All other fees:
              Tax matters (c) ..............................................            21.9
              Other (d) ....................................................             5.7
         Total all other fees ..............................................           $27.6

     (a) Audit fees include review of the financial statements set forth in Duke Energy's Quarterly Reports on Form 10-Q for 2001.

     (b) Duke Energy internal policy prohibits the engagement of the independent auditors for financial information systems design and implementation services.

     (c) Tax related services comprise tax compliance (including U.S. federal and international returns), tax examination assistance and tax planning.

     (d) Primarily consists of fees for advice related to acquisitions and divestitures and for the issuance of consents and comfort letters in connection with SEC filings and financing transactions.

The Audit Committee has considered the compatibility of nonaudit services with the auditors' independence.

Online Access to Annual Reports and Proxy Statements

Save Duke Energy future postage and printing expense by consenting to view future annual reports and proxy statements online on the Internet.

Most shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. Those shareholders will be given the opportunity to consent to future Internet delivery when they vote their proxy. For some shareholders, this option is only available if you vote on the Internet.

If you are not given an opportunity to consent to Internet delivery when you vote your proxy, contact the bank, broker or other holder of record through which you hold your shares and inquire about the availability of such an option for you.

If you consent, your account will be so noted and, when Duke Energy's annual report for 2002 and proxy statement for the 2003 annual meeting become available, you will be notified on how to access them on the Internet. Shareholders of record may indicate their consent on this year's proxy card, and will receive a paper proxy card for next year's annual meeting in the mail.

If you elect to receive your Duke Energy materials via the Internet, you can still request paper copies by contacting Investor Relations at (800) 488-3853 or by e-mail at InvestDUK@duke-energy.com.
             --------------------------

                                                                       Exhibit A

         Extract from the Articles of Incorporation of Duke Energy Corporation showing proposed amendments to Article IV. Italics indicate additions and brackets indicate deletions.

                                   Article IV

         The total number of authorized shares of this Corporation is 2,044,000,000 shares, divided into 12,500,000 shares of Preferred Stock of the par value of $100 each (hereafter called Preferred Stock), 10,000,000 shares of Preferred Stock A of the par value of $25 each (hereafter called Preferred Stock
A), 20,000,000 shares of Serial Preferred Stock without par value (hereafter called Serial Preferred Stock), 1,500,000 shares of Preference Stock of the par value of $100 each (hereafter called Preference Stock), and 2,000,000,000 shares of Common Stock without [nominal or] par value (hereafter called Common Stock).

         The Preferred Stock and the Preferred Stock A (sometimes collectively referred to as the Preferred Stocks) shall rank equally with no preference or priority of the Preferred Stock over the Preferred Stock A or of the Preferred Stock A over the Preferred Stock with respect to dividends and distribution of assets upon liquidation, dissolution or winding up of the Corporation. The Serial Preferred Stock shall rank junior to the Preferred Stocks and senior to the Preference Stock with respect to dividends and distribution of assets upon liquidation, dissolution or winding up of the Corporation.

(a)    Preferred Stock and Preferred Stock A

         (1) The Board of Directors is hereby empowered, subject to the provisions of paragraph (9) of this section (a) of Article IV, to cause the authorized and unissued shares of the Preferred Stock and of the Preferred Stock A to be issued in one or more series from time to time, upon such consideration (not less than the par value thereof), upon such terms, and in such manner, and with such variations as to (i) the rates of dividend payable thereon, (ii) the periods of time during which dividends shall accrue and the dates on which dividends shall become payable on the shares of such series, (iii) the terms on which the same may be redeemed, (iv) the terms or amount of any sinking fund provided for the purpose of redemption thereof, and (v) the terms upon which the holders thereof may convert the same into stock of any other class or classes, or into one or more series of the same class, or of another class or classes, as may be determined by the Board of Directors at the time of the creation of each series, but the amount at which said stock may be redeemed shall in no case be less than the par value thereof.

         (2) The shares of each series of the Preferred Stock and of the Preferred Stock A shall entitle the holders thereof to receive out of the retained earnings of the Corporation or net profits earned during the current or preceding accounting period (each said period to be not less than six months or more than one year in duration) or, if retained earnings and net profits are not available, out of capital surplus, a dividend at the annual rate fixed for the particular series, but not exceeding such rate, cumulative from and after the date of issuance thereof, payable quarterly on the 16th day of March, June, September and December of each year (or, if any such day shall not be a business day, on the next succeeding business day) or at such intervals and on such dates as otherwise are expressly set forth in the resolution of the Board of Directors creating such series or, if such intervals and dividend payment dates shall vary from time to time for such series, the method by which such intervals and dates shall be determined, before any dividend shall be set apart for or paid on the Serial Preferred Stock, the Preference Stock or the Common Stock. Any dividends declared or paid on the Preferred Stock or the Preferred Stock A in an amount less than full cumulative dividends payable at such time upon all shares of the Preferred Stock or the Preferred Stock A outstanding shall, if more than one series be outstanding, be divided among the different series in proportion to the aggregate amounts that would be distributable to the Preferred Stock simultaneously declared and paid thereon at such time without regard to the applicable dividend payment dates.

         (3) All series of the Preferred Stock shall rank equally and be alike in all respects except for the variations and differences between series herein expressly provided for, and all series of the Preferred Stock A shall rank equally and be alike in all respects except for the variations and differences between series herein expressly provided for.

         (4) In case of liquidation or dissolution or distribution of the assets of the Corporation, there shall be paid (a) to the holders of the Preferred Stock (i) in case such liquidation, dissolution or distribution shall be voluntary, $105 per share, and (ii) in case such liquidation, dissolution or distribution shall be involuntary, $100 per share, and (b) to the holders of the Preferred Stock A (i) in case such liquidation, dissolution or distribution shall be voluntary, $26.25 per share, and (ii) in case such liquidation, dissolution or distribution shall be involuntary, $25 per share, plus in each case the amount of dividends (if any) accumulated and unpaid thereon, before any amount shall be payable to the holders of the Serial Preferred Stock, the Preference Stock or the Common Stock; the balance of the assets of the Corporation, subject to the rights of the holders of the Serial Preferred Stock and the holders of the Preference Stock, shall be distributed ratably among the holders of the Common Stock.

         (5) Holders of the Preferred Stock and of the Preferred Stock A shall not be entitled to any payment by way of dividends or otherwise, or have any rights in the property of the Corporation or in the distribution thereof, other than specifically provided in the preceding paragraphs.

         (6) The Preferred Stock or the Preferred Stock A may be called for redemption in whole or in part on any dividend date at the option of the Board of Directors by mailing notice thereof to the holders of record of the shares to be redeemed at least thirty (30) days prior to the date fixed for redemption, and such shares may be then redeemed by paying for each share so called all accrued and unpaid dividends thereon to the date fixed for such redemption and such additional sum as shall have been fixed by the Board of Directors as the redemption price of stock of the series of which the stock so to be redeemed is a part. Whenever less than all of the outstanding shares of the Preferred Stock or of the Preferred Stock A of any series are to be redeemed, either (i) the shares of such series to be redeemed shall be selected by lot in such manner as may be prescribed by the Board of Directors, or (ii) the redemption shall be made in such manner that each holder of the Preferred Stock or of the Preferred Stock A of the series to be redeemed shall participate therein in the proportion that the number of shares of such series to be redeemed bears to the whole number of shares of stock of that series then outstanding, provided that there shall be no obligation to redeem less than a whole share. From and after the date of redemption, unless default be made by the Corporation in payment of the redemption price pursuant to such notice, all dividends on the shares called for redemption shall cease to accrue, and all rights of the holders thereof in respect of such stock, except the right to receive the redemption price plus accrued and unpaid dividends to the date fixed for such redemption, shall cease and determine.

         (7) No holder of any of the Preferred Stock or of the Preferred Stock A shall be entitled to vote at any election of directors or, except as otherwise required by statute and except as provided in paragraphs (8), (9), (10) and (11) of this section (a) of Article IV, on any other matter submitted to the shareholders, provided that if and whenever dividends on any part of the Preferred Stock or of the Preferred Stock A shall be in arrears in an amount equivalent to the aggregate dividends required to be paid on such Preferred Stock or such Preferred Stock A in any period of twelve (12) calendar months the holders of the Preferred Stock as a class shall thereafter at all elections of directors have the exclusive right to elect such number of directors of the Corporation as shall constitute a majority of the authorized number of directors, the holders of the Preferred Stock A as a class shall thereafter at all elections of directors have the exclusive right to elect two directors, and the holders of the Common Stock of the Corporation [as a class] and the holders of such series of the Serial Preferred Stock as are entitled to vote generally with respect to the election of directors, voting together, shall have the exclusive right, subject to the right, if any, of holders of the Serial Preferred Stock to elect directors, and the right of the holders of the Preference Stock as a class to elect two directors, under certain circumstances, to elect the remaining number of directors of the Corporation which right of the holders of the Preferred Stocks, however, shall cease when all accrued and unpaid dividends on the Preferred Stocks shall have been paid in full. The terms of office of all persons who may be directors of the Corporation at the time when the right to elect directors shall accrue to the holders of the Preferred Stocks, as herein provided, shall terminate upon the election of their successors at the next annual meeting of the shareholders or at an earlier special meeting of the shareholders held as hereinafter provided. Such special meeting shall be held at any time after the accrual of such voting power, upon notice similar to that provided in the By-Laws for an annual meeting, which notice shall be given at the request in writing of the holders of not less than ten (10%) percent of the number of shares of the then outstanding Preferred Stocks, addressed to the Secretary of the Corporation at its principal business office. Upon the termination of such right of the holders of the Preferred Stocks to elect directors of the Corporation, the terms of office of all the directors of the Corporation shall terminate upon the election of their successors at the next annual meeting of the shareholders or at an earlier special meeting of the shareholders held as hereinafter provided. Such special meeting shall be held at any time after the termination of such right of the holders of the Preferred Stocks to elect directors, upon notice similar to that provided in the By-Laws for an annual meeting, which notice shall be given at the request in writing of the holders of not less than ten (10%) percent of the number of the [shares of] then outstanding [Common Stock] shares of stock of all classes of the Corporation entitled to vote generally with respect to the election of directors, addressed to the Secretary of the Corporation at its principal business office.

         (8) (i) So long as any of the Preferred Stock remains outstanding, the authorization of the holders of at least two-thirds (2/3) of the Preferred Stock then outstanding, voting as a class regardless of series (given at a meeting called for that purpose), shall be necessary for effecting or validating the amendment, alteration, change or repeal of any of the express terms of the Preferred Stock, or any series thereof, then outstanding, in a manner prejudicial to the holders thereof; provided that if any such amendment, alteration, change or repeal would be prejudicial to the holders of the shares of one or more, but not all, of the series of the Preferred Stock at the time outstanding, such authorization shall be required only of the holders of at least two-thirds (2/3) of the total number of outstanding shares of all series so affected.

             (ii) So long as any of the Preferred Stock A remains outstanding, the authorization of the holders of at least two-thirds (2/3) of the Preferred Stock A then outstanding, voting as a class regardless of series (given at a meeting called for that purpose), shall be necessary for effecting or validating the amendment, alteration, change or repeal of any of the express terms of the Preferred Stock A, or any series thereof, then outstanding, in a manner prejudicial to the holders thereof; provided that if any such amendment, alteration, change or repeal would be prejudicial to the holders of the shares of one or more, but not all, of the series of the Preferred Stock A at the time outstanding, such authorization shall be required only of the holders of at least two-thirds (2/3) of the total number of outstanding shares of all series so affected.

         (9) So long as any of the Preferred Stock or of the Preferred Stock A remains outstanding, the affirmative vote of the holders of at least two-thirds (2/3) of the Preferred Stock then outstanding, voting as a class regardless of series, and the affirmative vote of the holders of at least two-thirds (2/3) of the Preferred Stock A then outstanding, voting as a class regardless of series, shall be necessary to enable the Corporation to issue shares of Preferred Stock in excess of 250,000 shares or shares of Preferred Stock A in excess of 1,000,000 shares, or any other class of stock having rights in the distribution of the earnings or assets of the Corporation prior to or on a parity with those of the Preferred Stock or of the Preferred Stock A, or any obligations convertible into or evidencing the right to purchase any of such shares of stock, unless both

               (i) the net earnings of the Corporation available for dividends on the Preferred Stock and on the Preferred Stock A, determined in accordance with generally accepted accounting practices, for any twelve (12) consecutive calendar months within the fifteen (15) calendar months preceding the month within which the additional shares shall be issued, shall have been at least twice the dividend requirements for a twelve (12) months' period upon the entire amount of the Preferred Stock and of the Preferred Stock A and all such other stock ranking prior to or on a parity with the Preferred Stock and the Preferred Stock A as to dividends or other distributions to be outstanding immediately after the proposed issue of shares of the Preferred Stock or of the Preferred Stock A or such other stock, and

               (ii) the total net assets of the Corporation at a date not more than ninety (90) days prior to the date on which the proposed stock is to be issued shall equal at least twice the aggregate amount payable, upon the involuntary liquidation of the Corporation, to the holders of the Preferred Stock and of the Preferred Stock A and such other stock to be outstanding immediately after the proposed issue of such additional shares.

         (10) So long as any of the Preferred Stock or of the Preferred Stock A remains outstanding, the affirmative vote of the holders of at least two-thirds (2/3) of the Preferred Stock then outstanding, voting as a class regardless of series, and the affirmative vote of the holders of at least two-thirds (2/3) of the Preferred Stock A then outstanding, voting as a class regardless of series, shall be necessary to authorize the creation of, or an increase in the authorized number of shares of, any stock having preferential rights in the distribution of earnings or assets of the Corporation prior to or on a parity with those of the outstanding Preferred Stock or of the outstanding Preferred Stock A.

         (11) So long as any of the Preferred Stock or of the Preferred Stock A remains outstanding, the consent or authorization of the holders of at least two-thirds (2/3) of the Preferred Stock then outstanding, voting as a class regardless of series (given at a meeting called for that purpose), and the consent or authorization of the holders of at least two-thirds (2/3) of the Preferred Stock A then outstanding, voting as a class regardless of series (given at a meeting called for that purpose), shall be necessary for effecting or validating (i) the sale or exchange of all, or substantially all, of the property and assets of the Corporation, or (ii) the merger or consolidation of the Corporation with any other corporation or corporations (other than subsidiaries of the Corporation); provided that the provisions of this paragraph shall not apply to the purchase or other acquisition by the Corporation of franchises or other assets of another corporation, or to any merger or consolidation ordered or authorized by the Federal Power Commission or by any succeeding regulatory authority of the United States having jurisdiction in the premises.

         (12) At any meeting at which the holders of the Preferred Stock or of the Preferred Stock A shall have the right to vote as a class, the presence in person or by proxy of the holders of a majority of the outstanding shares of the Preferred Stock or of the Preferred Stock A shall be required to constitute a quorum of such class. Whenever the holders of the outstanding Preferred Stock or of the outstanding Preferred Stock A shall have the right to vote, each holder thereof shall be entitled to one vote for each share standing in his name.

(b)  Serial Preferred Stock

         (1) The Serial Preferred Stock may be issued from time to time as herein provided in one or more series. The Board of Directors is hereby expressly granted authority, subject to the provisions of this Article IV, to issue from time to time Serial Preferred Stock in one or more series out of the then authorized and unissued shares of Serial Preferred Stock and with respect to each series to fix, by resolution or resolutions providing for the issuance of such series, such designations, preferences, limitations and relative rights of such series as may be permitted to be fixed by the Board of Directors by the laws of the State of North Carolina as in effect at the time the particular series is authorized, including, without limitation, authority so to fix any one or more of the following:

             (i)    the designation of such series;

             (ii)   the number of shares of the series;

             (iii) the dividend rate or rates, if any, thereof (or method of determining such dividends), the conditions and dates upon which such dividends shall be payable, the preference or relation of such dividends, subject to the provisions of this Article IV, to dividends payable on any other class or classes of capital stock of the Corporation, and whether such dividends shall be cumulative or noncumulative;

             (iv) whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption;

             (v) the terms and amount of any sinking or similar fund provided for the purchase or redemption of the shares of such series;

             (vi) providing that the shares of such series may be convertible into or exchangeable for shares of Common Stock or other securities of the Corporation or of any other corporation or other entity and the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

             (vii) the extent, if any, to which the holders of the shares of such series shall be entitled to vote as a series or otherwise, subject to the provisions of this Article IV and as otherwise may be provided by law, with respect to the election of directors or otherwise;

             (viii) the restrictions and conditions, if any, upon the issue of any additional Serial Preferred Stock ranking on a parity with or prior to such shares as to dividends or upon dissolution;

             (ix) the rights of the holders of the shares of such series upon the liquidation, dissolution or distribution of the assets of the Corporation, which rights may be different in case such liquidation, dissolution or distribution shall be voluntary or involuntary; and

             (x) any other preferences, limitations or relative rights of shares of such series consistent with this Article IV and applicable law.

         All shares of the Serial Preferred Stock of the same series shall be identical in all respects. All shares of the Serial Preferred Stock, irrespective of series, shall constitute one and the same class of stock, shall be of equal rank and shall be identical in all respects except that to the extent not otherwise limited in this Article IV any series may differ from any other series with respect to any one or more of the designations, preferences, limitations and relative rights described or referred to in subparagraphs (i) to
(x), inclusive above.

(c)  Preference Stock

         (1) The Preference Stock may be issued from time to time as herein provided in one or more series. The Board of Directors of the Corporation is hereby expressly granted authority, subject to the provisions of this Article IV, to issue from time to time Preference Stock in one or more series out of the then authorized and unissued shares of Preference Stock and with respect to each series to fix, by resolution or resolutions providing for the issuance of such series, such designations, preferences, limitations and relative rights of such series as may be permitted to be fixed by the Board of Directors by the laws of the State of North Carolina as in effect at the time the particular series is authorized by the Board of Directors, including, without limitation, authority so to fix any one or more of the following:

             (i) the distinctive designation of such series and the number of shares which shall constitute such series;

             (ii)   the annual dividend rate for the shares of such series;

             (iii) the terms on which shares of such series may be redeemed, including, without limitation, the redemption price or prices for such series, which may consist of a redemption price or scale of redemption prices applicable only to redemption in connection with a sinking fund and the same or a different redemption price or scale of redemption prices applicable to any other redemption;

             (iv) the terms and amount of any sinking fund provided for the purchase or redemption of shares of such series;

             (v) the amount per share payable on the shares of such series upon the voluntary and involuntary liquidation, dissolution or winding up of the Corporation, which amount may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary; and

             (vi) the terms and conditions, if any, upon which holders of shares of such series may convert the same into, or exchange the same for, Common Stock, as well as provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine.

         All shares of Preference Stock of the same series shall be identical in all respects. All shares of Preference Stock, irrespective of series, shall constitute one and the same class of stock, shall be of equal rank and shall be identical in all respects except that to the extent not otherwise limited in this Article IV any series may differ from any other series with respect to any one or more of the designations, preferences, limitations and relative rights described or referred to in subparagraphs (i) to (vi), inclusive above.

         (2) Subject to full dividends accrued on all outstanding shares of Preferred Stocks and Serial Preferred Stock for all past dividend periods and for the then current dividend period having been paid or declared and set apart for payment, holders of the Preference Stock shall be entitled to receive, but only when and as declared by the Board of Directors out of funds legally available for the declaration and payment of dividends, cumulative dividends in cash at the annual dividend rate per share fixed for the particular series, and no more, payable in respect of each quarterly dividend period, commencing on the date specified for the first dividend payment to shareholders of record on the respective dates fixed in advance for the purpose by the Board of

Directors prior to the payment of each such dividend, which record date for each dividend shall be the same for all series.

     Dividends on shares of each series of the Preference Stock shall be cumulative:

               (i) on shares of any series issued prior to the first dividend payment date for such series, from the date of issuance of such shares; and

               (ii) on shares of any series issued on or after such first dividend payment date, from the quarterly dividend payment date next preceding the date of issuance of such shares or from the date of issuance if that be a dividend payment date.

         No dividend shall be declared on any series of the Preference Stock for any quarterly dividend period unless there shall have been paid or declared and set apart for payment like proportionate dividends, ratably, in proportion to the annual dividend rates fixed therefor, on all shares at the time outstanding of all series of the Preference Stock, in respect of the same quarterly dividend period to the extent that such shares are entitled to receive dividends for such quarterly dividend period.

         The expression "dividends accrued," as used in this paragraph (2) and in any resolutions providing for the issuance of series of the Preference Stock, shall mean the sum of amounts in respect of shares of the particular class or series then outstanding which, as to each share, shall be an amount computed at the dividend rate per annum fixed for the particular share from the date from which dividends on such share became cumulative to the date with reference to which the expression is used, irrespective of whether such amount or any part thereof shall have been declared as dividends or there shall have existed any funds legally available for the declaration and payment thereof, less the aggregate of all dividends paid on such share.

         No dividend shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock, nor shall any Common Stock be purchased or otherwise acquired for any consideration by the Corporation or any subsidiary, while any of the Preference Stock is outstanding, unless, in each case:

               (a) full dividends accrued on all outstanding shares of the Preference Stock for all past dividend periods shall have been paid or declared and set apart for payment; and

               (b) the Corporation shall have made, or set aside for payment, all payments, if any, then or theretofore due under the requirements of any sinking fund for the purchase or redemption of shares of any series of the Preference Stock.

         (3) Except as otherwise provided by law, the holders of the Preference Stock shall not have any right to vote for the election of directors or for any other purpose except as set forth below:

               (i) In the event that at any time, or from time to time:

               (a) six (6) or more quarterly dividends, whether consecutive or not, on any series of the Preference Stock shall be in arrears and unpaid, whether or not earned or declared; or

               (b) the Corporation shall not have made, or set aside for payment, all payments, if any, then or theretofore due under the requirements of any sinking fund for the purchase or redemption of shares of any series of the Preference Stock;

the holders of the Preference Stock of all series then outstanding, voting as a class without regard to series, shall have, subject to the rights of the holders of the Preferred Stocks and the rights, if any, of holders of the Serial Preferred Stock to elect directors under certain circumstances, the exclusive right to elect two directors at the next annual meeting of shareholders. In any such event, subject to the voting rights of the Preferred Stocks and the voting rights, if any, of the Serial Preferred Stock to elect directors under certain circumstances, the holders of the Common Stock and the holders of such series of the Serial Preferred Stock as are entitled to vote generally with respect to the election of directors, to the exclusion of the holders of the Preference Stock entitled to elect two members of the Board pursuant to this paragraph (3), voting together, shall be entitled to elect the balance of the Board of Directors.

     The voting rights of the holders of the Preference Stock to elect two directors shall continue until:

                    (x) all dividends on the Preference Stock in arrears shall have been paid in full and dividends on the Preference Stock for the current dividend period shall have been paid or declared and set aside for payment; and

                    (y) all payments, if any, then or theretofore due under the requirements of any sinking fund for the purchase or redemption of shares of any series of the Preference Stock shall have been made or set aside for payment;

in which event the voting rights of the holders of the Preference Stock to elect two directors shall terminate, subject to revival as aforesaid, upon the occurrence of any of the events specified in (a) or (b) of this clause (i) of this paragraph (3), and in the event of the termination of such voting right, the directors who have been elected by the holders of the Preference Stock shall continue in office until the next annual meeting of shareholders.

     (ii) The affirmative approval of the holders of at least two-thirds (2/3) of the Preference Stock at the time outstanding, voting as a class without regard to series, shall be required for any amendment of the Articles of Incorporation altering materially any existing provision of the Preference Stock or for the creation, or an increase in the authorized amount, of any class of stock ranking, as to dividends or assets, prior to the Preference Stock, and the affirmative approval of the holders of at least a majority of the

     Preference Stock at the time outstanding, voting as a class without regard to series, shall be required for an increase in the authorized amount of the Preference Stock or for the creation, or an increase in the authorized amount, of any class of stock ranking, as to dividends or assets, on a parity with the Preference Stock; provided, however, that if any amendment of the Articles of Incorporation shall affect adversely the rights or preferences of one or more, but not all, of the series of Preference Stock at the time outstanding or shall unequally adversely affect the rights or preferences of different series of Preference Stock at the time outstanding, the affirmative approval of the holders of at least two-thirds (2/3) of such shares of each such series so adversely or unequally adversely affected shall be required in lieu of or (if such affirmative approval is required by law) in addition to the affirmative approval of the holders of at least two-thirds (2/3) of the outstanding shares of Preference Stock as a class.

          At any meeting at which the holders of the Preference Stock shall have the right to vote as a class, the presence in person or by proxy of the holders of a majority of the outstanding shares of Preference Stock shall be required to constitute a quorum of such class. Each holder of Preference Stock entitled to vote at any particular time shall have one vote for each share of stock held of record by him.

         (4) The Preference Stock shall rank junior to the Preferred Stocks and the Serial Preferred Stock with respect to the distribution of assets of the Corporation. After the payment to the holders of the Preferred Stocks and the Serial Preferred Stock of all amounts payable to them in the event of any liquidation or dissolution or distribution of the assets (whether voluntary or involuntary) of the Corporation, in the event of any liquidation, dissolution or winding up (whether voluntary or involuntary) of the Corporation, the holders of each series of the Preference Stock at the time outstanding shall be entitled to be paid in cash the distributive amount fixed for the particular series, which shall include dividends accrued thereon to the date fixed for payment of such distributive amounts, and no more, before any such distribution or payment shall be made to the holders of Common Stock. Neither the consolidation nor merger of the Corporation with or into any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, shall be deemed a liquidation, dissolution or winding up of the Corporation.

         In the event of any liquidation, dissolution or winding up (whether voluntary or involuntary) of the Corporation, no payment shall be made to the holders of any series of the Preference Stock unless there shall likewise be paid at the same time to the holders of all shares at the time outstanding of each series of the Preference Stock like proportionate distributive payments, ratably, in proportion to the full distributive payments to which they are respectively entitled.

         (5) The Corporation, at the option of the Board of Directors, may redeem at any time or times, and from time to time, all or any part of any one or more series of Preference Stock outstanding upon notice duly given as hereinafter specified, by paying for each share the then applicable redemption price fixed by the Board of Directors as provided herein, plus an amount equal to dividends accrued thereon to the date fixed for redemption; provided, however, that a notice specifying the shares to be redeemed and the time and place of redemption shall be mailed, addressed to the holders of record of the Preference Stock to be redeemed at their respective addresses as the same shall appear upon the books of the Corporation, not less than thirty (30) days prior to the date fixed for redemption. If less than the whole amount of any outstanding series of Preference Stock is to be redeemed, the shares of such series to be redeemed shall be selected by lot or pro rata in any manner determined by resolution of the Board of Directors to be fair and proper. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the Corporation in providing moneys at the time and place of redemption for the payment of the redemption price) all dividends upon the Preference Stock so called for redemption shall cease to accrue, and all rights of the holders of said Preference Stock as shareholders in the Corporation, except the right to receive the redemption price upon surrender of the certificate representing the Preference Stock so called for redemption, duly endorsed for transfer, if required, shall cease and determine. With respect to any shares of Preference Stock so called for redemption, if, before the redemption date, the Corporation shall deposit with a bank or trust company in the Borough of Manhattan, City of New York, having a capital and surplus of at least $5,000,000, funds necessary for such redemption, in trust, to be applied to the redemption of the shares of Preference Stock so called for redemption, then from and after the date of such deposit, all rights of the holders of such shares of Preference Stock, so called for redemption, shall cease and determine, except the right to receive, on and after the redemption date, the redemption price upon surrender of the certificates representing such shares of Preference Stock, so called for redemption, duly endorsed for transfer, if required. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of six (6) years from such redemption date shall be released or repaid to the Corporation, after which the holders of such shares of Preference Stock so called for redemption shall look only to the Corporation for payment of the redemption price.

         If at any time the Corporation shall have failed to declare and pay or set apart for payment dividends in full upon the Preference Stock of all series for all past dividend periods, or shall not have made, or set aside for payment, all payments, if any, then or theretofore due under the requirements of any sinking fund for the purchase or redemption of shares of any series of the Preference Stock, thereafter and until all such dividends shall have been paid in full or declared and set apart for payment and all sinking fund payments shall have been made, or set aside for payment, the Corporation shall not redeem or purchase, or permit any subsidiary to purchase, for any purpose, any shares of Preference Stock of any series, unless all shares of Preference Stock of all series then outstanding shall be redeemed or purchased.

(d)  Common Stock

         (1) The Corporation may, from time to time, issue and sell any of its authorized and unissued shares of Common Stock for such consideration, upon such terms and in such manner as may from time to time be fixed and determined by the Board of Directors, and any and all such shares so issued, the full consideration for which shall have been paid, shall be conclusively deemed to be fully paid and nonassessable.

         (2) Whenever the full dividends on the Preferred Stocks, on the Serial Preferred Stock and on the Preference Stock at the time outstanding for all past dividend periods and for the then current dividend period shall have been paid, or declared and a sum sufficient for the payment thereof set apart, then, and then only, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors, may be declared and paid on the Common Stock, from time to time, out of the remaining retained earnings or net profits of the Corporation, and the Preferred Stocks, the Serial Preferred Stock or the Preference Stock shall not be entitled to participate in any such dividends, whether payable in cash, stock or otherwise.

         (3) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment in full has been made to the holders of the Preferred Stocks, to the holders of the Serial Preferred Stock and to the holders of the Preference Stock of the amounts to which they are respectively entitled or sufficient sums have been set apart for the payment thereof, the holders of the Common Stock shall be entitled to receive ratably any and all assets remaining to be paid or distributed, and neither the holders of the Preferred Stocks, the holders of the Serial Preferred Stock nor the holders of the Preference Stock shall be entitled to share therein.

         (4) Holders of the Common Stock shall be entitled to one (1) vote for each share of such stock held at any and all meetings of the shareholders of the Corporation, and, except as otherwise stated in this Article IV or as otherwise provided by law or by the resolution or resolutions fixing the designations, preferences, limitations and relative rights of any series of Serial Preferred Stock, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock.

                                                                       Exhibit B

     Extract from the Articles of Incorporation of Duke Energy Corporation. Italics indicate the addition.


                                   Article VII

         In addition to any requirements of the By-Laws and the North Carolina Business Corporation Act as in effect from time to time (and notwithstanding the fact that a lesser vote may be specified by the By-Laws or the North Carolina Business Corporation Act), the affirmative vote of the holders of at least a majority of the combined voting power of the then outstanding shares of stock of all classes of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the shareholders of the Corporation to adopt, amend, alter, change or repeal any provisions contained in the By-Laws of the Corporation. The provisions of this
Article VII may not be altered, amended or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least a majority of the combined voting power of the then outstanding shares of stock of all classes of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Duke Energy will conduct its annual shareholders meeting on April 25, 2002 at 10:00 a.m. in the O.J. Miller Auditorium, located in the Energy Center at 526 South Church Street in Charlotte, North Carolina.

DIRECTORS
1.  Class II Directors:  01- G. Alex Bernhardt, Sr. 02- William A. Coley
                         03- Max Lennon             04- Leo E. Linbeck, Jr.
    Class I Director:    05- James T. Rhodes

Directors Recommend
For ALL -

PROPOSALS

2. Ratification of appointment of auditors.                             For -

   Amendment of articles of incorporation to:

3A. update corporate purpose clause.                                    For -

3B. authorize serial preferred stock.                                   For -

3C. increase shareholder vote required to change by-laws.               For -

3D. decrease permissible range of size of board of directors.           For -

 4.  Shareholder proposal regarding investments in alternative
        energy sources.                                                Against -

 5.  Shareholder proposal regarding role of board of directors
 in long-term strategic planning.                                      Against -

 6.  Shareholder proposal regarding appointment of independent
        auditors who only render audit services.                       Against -

 7.  Shareholder proposal regarding study of risk and
        responsibility for public harm due to nuclear program.         Against -


Account         As of February 28, 2002          [LOGO]


To vote, mark an "X" in the appropriate box.

1. For ALL Nominees                   For ALL EXCEPT the following:
                                      (Write number[s] of nominee[s] below)

   Withhold Authority
For   Against   Abstain

                                      The Board of Directors recommends a
2.                                    vote "FOR" each of the nominees
                                      listed at left, "FOR" Proposals 2,
                                      3A, 3B, 3C, 3D and "AGAINST"
   For Against Abstain                Proposals 4, 5, 6 and 7.

3A.
   For Against Abstain

3B.
   For Against Abstain                        Mark this box if, in the
                                              future, you would prefer
3C.                                           to view the annual report
                                              and proxy statement via
   For Against Abstain                        the Duke Energy website
                                              (www.duke-energy.com).
3D.                                           You will still receive this
   For Against Abstain                        voting form by U.S.Mail
                                              if you mark the box.
4.
   For Against Abstain
                                          ---------------
5.                                        See reverse for
   For Against Abstain                    telephone and
                                          Internet voting
6.                                        instructions.
   For Against Abstain                    ---------------

7.






If you are voting by mail, sign here as name(s) appear(s) above.

----------------------------------------------------------------
                                      Date              ,2002
----------------------------------------------------------------

If you are voting by mail, please sign and date this proxy and return it promptly whether or not you plan to attend the meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. Each joint owner should sign. If you do attend the meeting and decide to vote by ballot, such vote will supersede this proxy.

DUKE ENERGY CORPORATION
Annual Meeting of Shareholders
April 25, 2002 at 10:00 a.m.
Energy Center - O.J. Miller Auditorium
526 South Church Street
Charlotte, North Carolina


PROXY SOLICITED ON BEHALF OF THE BOARD
OF DIRECTORS


The undersigned hereby appoints R.B. Priory, R.P.
Brace and R.W. Blackburn, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of Common Stock of Duke Energy Corporation of the undersigned at the annual meeting of shareholders to be held in the Energy Center, 526 South Church Street, Charlotte,
North Carolina, on April 25, 2002, and at any adjournment thereof, upon all subjects that may come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card. If no directions are given, the individuals designated above will vote for the election of all director nominees, in accord with the directors' recommendations on the other subjects listed on the reverse of this card and at their discretion on any other matter that may come before the meeting.

Your vote for the election of directors may be indicated on the reverse. Nominees are
G. Alex Bernhardt, Sr., William A. Coley, Max
Lennon, Leo E. Linbeck, Jr. and James T. Rhodes.


If you are voting by mail, please sign on the reverse and return promptly in the enclosed return envelope. To vote by telephone or Internet, see instructions to the right.


Investor Relations Department
526 South Church Street
PO Box 1005
Charlotte, NC 28201-1005
(704) 382-3853 Charlotte
(800) 488-3853 Toll-Free
(704) 382-3814 Fax


VOTE BY TELEPHONE OR INTERNET
q u i c k  o  e a s y  o  i m m e d i a t e

Your telephone or Internet vote authorizes the named right of this form. proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE:

You will be asked to enter a control number located in the box in the lower right of this form

Option A: To vote as the Board of Directors recommends for all nominees and on all proposals: Press 1

Option B: If you choose to vote on each item separately, press 0. You will hear these instructions:

          Directors: To vote FOR ALL nominees, press 1;
                     To WITHHOLD FOR ALL nominees, press 9;
                     To WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and listen to the instructions.

          Proposals: To vote FOR, press 1;
                     To vote AGAINST, press 9;
                     To ABSTAIN, press 0.

          The instructions are the same for all proposals to be voted.

When asked, you must confirm your vote by pressing 1.

VOTE BY INTERNET:

The Website address is www.proxyvoting.com/dukeenergy

You will be asked to enter the control number located in the box in the lower right of this form. Then follow the instructions on the screen.

TO VOTE BY PHONE                                         ------------
Call -- Toll Free -- On a Touch Tone Telephone
1-888-457-2966  Anytime
There is NO CHARGE to you for this call.                 ------------

                                 Control Number - For Telephone/Internet Voting

If you vote by phone or Internet, DO NOT mail the proxy card. Thank you for voting.